  Filed Pursuant to Rule 424(b)(5)
  Registration No. 333-228773

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JUNE 24, 2021
(To the Prospectus dated April 9, 2019)

                                      Shares
8.0% Series A Cumulative Convertible Preferred Stock

Liquidation Preference $10.00 Per Share

cbdMD, Inc.

We are offering  shares of our 8.0% Series A Cumulative Convertible Preferred Stock, which we refer to as the Series A Convertible Preferred Stock, in this offering pursuant to this prospectus supplement and the accompanying prospectus.

Dividends on our Series A Convertible Preferred Stock accrue daily and will be cumulative from the first day of the calendar month in which they are issued, and shall be payable monthly in arrears on the 15th day of each calendar month, when, as and if declared by our board of directors, at the rate of 8.0% per annum of its liquidation preference, which is the equivalent to $0.80 per annum per share.

The Series A Convertible Preferred Stock has no stated maturity, is not subject to any sinking fund, and will remain outstanding indefinitely unless a holder chooses to convert the Series A Convertible Preferred Stock into shares of our common stock, we elect to automatically convert it into shares of our common stock upon a Market Trigger, on or after October 16, 2023 we elect to redeem it, or a Change of Control occurs resulting in a mandatory redemption.

Each share of Series A Convertible Preferred Stock is convertible into shares of our common stock at a conversion price of $6.00 per common share, or 1.667 shares of our common stock, at any time at the option of the holder, subject to certain customary adjustments as described later in this prospectus supplement. The initial conversion price and the conversion price as adjusted are referred to as the “Conversion Price”. We may elect to automatically convert some or all of the Series A Convertible Preferred Stock into shares of our common stock if the closing price of the common stock has exceeded $8.25 (137.5% of the Conversion Price) for at least 20 out of 30 consecutive trading days ending within five trading days prior to the notice of automatic conversion, which we refer to as the Market Trigger.

The Series A Convertible Preferred Stock will not be redeemable before October 16, 2023 except as described below upon the occurrence of a Change of Control. Commencing on October 16, 2023, we may redeem, at our option, the Series A Convertible Preferred Stock, in whole or in part, at a cash redemption price of $10.00 per share, plus all accrued and unpaid dividends to, but not including, the redemption date. Holders of the Series A Convertible Preferred Stock will have the right to convert such shares after the optional redemption notice but prior to the redemption date into shares of our common stock at the Conversion Price. In addition, upon the occurrence of a Change of Control (as hereinafter defined) we are required to redeem any or all of the shares of Series A Convertible Preferred Stock at a redemption price of $11.00 per share, plus any accrued but unpaid dividends to, but excluding, the redemption date. Holders of the Series A Convertible Preferred Stock will have the right to convert such shares after the notice of the Change of Control but prior to the redemption date into shares of our common stock at the Conversion Price.

In the event of our liquidation, dissolution or winding up, holders of our Series A Convertible Preferred Stock will receive a payment equal to $10.00 per share of Series A Convertible Preferred Stock plus accrued but unpaid dividends before any proceeds are distributed to the holders of our common stock. Shares of Series A Convertible Preferred Stock will generally have no voting rights, except as required by law or upon certain other events as described later in this prospectus supplement. In the event dividends on the Series A Convertible Preferred Stock are in arrears for each of 12 or more consecutive monthly periods, the holders of the Series A Convertible Preferred Stock will be entitled to vote for the election of two additional directors to serve on our board of directors until all dividends that are owed have been paid.

The Series A Convertible Preferred Stock is listed on NYSE American under the symbol “YCBDpA”. On June 23, 2021, the last reported sale price of the Series A Convertible Preferred was $8.351 per share.

Investing in our Series A Convertible Preferred Stock involves a high degree of risk.  See “Risk Factors” beginning on page S-8 of this prospectus supplement and on page 5 of the accompanying prospectus for a discussion of information that should be considered in connection with an investment in our Series A Convertible Preferred Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds, before expenses, to us	$	$

(1)
In addition, we have agreed to issue to the representative of the underwriters as a portion of the underwriting compensation warrants to purchase shares of common stock and to reimburse the underwriters for certain expenses. See “Underwriting” on page S-43 of this prospectus supplement for additional information.

We have granted the representative of the underwriters an option to purchase up to an additional shares of Series A Convertible Preferred Stock from us at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of this prospectus to cover over-allotments, if any.

The underwriters expect to deliver the shares of Series A Convertible Preferred Stock to the purchasers on or about             , 2021.

ThinkEquity
a division of Fordham Financial Management, Inc.

The date of this prospectus supplement is             , 2021

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find More Information” on page S-49 of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document filed after the date of this prospectus supplement and incorporated by reference in this prospectus supplement and the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. We have not, and the underwriters in this offering, including the representative of the underwriters, ThinkEquity, a division of Fordham Financial Management, Inc., or ThinkEquity, have not, authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, shares of our Series A Convertible Preferred Stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the Series A Convertible Preferred Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the Series A Convertible Preferred Stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise indicates, when used in this report, the terms the “cbdMD, “we,” “us, “our” and similar terms refer to cbdMD, Inc., a North Carolina corporation, and our subsidiaries CBD Industries LLC, a North Carolina limited liability company formerly known as cbdMD LLC which we refer to as “CBDI”, Paw CBD, Inc., a North Carolina corporation which we refer to as “Paw CBD” and cbdMD Therapeutics LLC, a North Carolina limited liability company which we refer to as “cbdMD Therapeutics.” In addition, “fiscal 2019” refers to the year ended September 30, 2019, "fiscal 2020" refers to the year ended September 30, 2020, “fiscal 2021” refers to the year ended September 30, 2021, “first quarter of fiscal 2021” refers to the three months ended December 31, 2020 and “second quarter of fiscal 2021.”

S-ii

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

The information included or incorporated by reference into this prospectus supplement and the accompanying prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. These forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “aim,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and future events and financial trends that we believe may affect our financial condition, results of operation, business strategy and financial needs. Actual results may differ materially from those expressed or implied in such forward-looking statements as a result of various factors. We do not undertake, and we disclaim, any obligation to update any forward-looking statements or to announce any revisions to any of the forward-looking statements, except as required by law. Certain factors that could cause results to be materially different from those projected in the forward-looking statements include, but are not limited to, statements about:

●	material risks related to this offering including:
	●	a limited trading market for the shares of our 8.0% Series A Cumulative Convertible Preferred Stock;
	●	terms and provisions of the designations, rights and preferences of the Series A Convertible Preferred Stock;
	●	our ability to maintain a market for the Series A Convertible Preferred Stock on the NYSE American and, risks associated with a delisting of the securities; and
	●	management’s broad discretion as to the use of proceeds from this offering.
●	material risks associated with our overall business, including:
	●	our history of losses;
	●	our reliance on third party raw material suppliers and manufacturers and compounders;
	●	our reliance on third party compliance with our supplier verification program and testing protocols; and
	●	risks associated with the implementation of our enterprise resource planning system (ERP) to Oracle NetSuite.
●	material risks associated with regulatory environment for CBD, including:
	●	change in state laws pertaining to industrial hemp;
	●	costs to us for compliance with laws and the risks of increased litigation; and
	●	possible changes in the use of CBD.
●	material risks associated with the ownership of our securities, including;
	●	the impact of changes in the fair value of our contingent liabilities associated with the Earnout Shares;
	●	dilution to our shareholders upon the issuance of the Earnout Shares;
	●	time devoted to our company by one of our co-Chief Executive Officers; and
	●	voting control held by our directors and their affiliates.

We urge you to consider these factors before investing in our Series A Convertible Preferred Stock. The forward-looking statements included in this prospectus supplement, the accompanying prospectus and any other offering material, or in the documents incorporated by reference into this prospectus supplement, the accompanying prospectus and any other offering material, are made only as of the date of the prospectus supplement, the accompanying prospectus, any other offering material or the incorporated document. For more detail on these and other risks, please see “Risk Factors” in this prospectus supplement, the accompanying prospectus, our Annual Report on Form 10-K for our fiscal year ended September 30, 2020 filed with the Securities and Exchange Commission, or SEC, on December 22, 2020, our Quarterly Report on Form 10-Q for the period ended December 31, 2020 as filed with the SEC on February 9, 2021, our Quarterly Report on Form 10-Q for the period ended March 31, 2021 as filed with the SEC on May 12, 2021and our subsequent filings with the SEC.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following information below is only a summary of more detailed information included elsewhere in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus, and should be read together with the information contained or incorporated by reference in other parts of this prospectus supplement and the accompanying prospectus. This summary highlights selected information about us and this offering. This summary may not contain all of the information that may be important to you. Before making a decision to invest in our Series A Convertible Preferred Stock, you should read carefully all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the information set forth under the caption “Risk Factors” in this prospectus supplement and the accompanying prospectus as well as the documents incorporated herein by reference, which are described under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement.

Our Company

We own and operate the nationally recognized CBD (cannabidiol) brands cbdMD, Paw CBD and cbdMD Botanicals. We believe that we are an industry leader in producing and distributing broad spectrum CBD products. Our mission is to enhance our customer’s overall quality of life while bringing CBD education, awareness and accessibility of high quality and effective products to all. We source cannabinoids, including CBD, which are extracted from non-GMO hemp grown on farms in the United States. Our innovative broad spectrum formula utilizes one of the purest hemp extracts, containing CBD, CBG and CBN, while eliminating the presence of tetrahydrocannabinol (THC). Non-THC is defined as below the level of detection using validated scientific analytical methods.

Our cbdMD brand of products includes over 130 SKUs of high-grade, premium CBD products, including CBD tinctures, CBD gummies, CBD topicals, CBD capsules, CBD bath bombs, CBD bath salts, and CBD sleep aids. Our cbdMD Botanicals brand of beauty and skincare products features 15 SKUs, including facial oil and serum, toners, moisturizers, clear skin, facial masks, exfoliants and body care.

Our Paw CBD brand of products includes over 49 SKUs of veterinarian-formulated products including tinctures, chews, and topicals in varying strengths and formulas.

cbdMD, Paw CBD and cbdMD Botanicals products are distributed through our e-commerce websites, third party ecommerce sites, select distributors and marketing partners as well as a variety of brick and mortar retailers.

cbdMD Therapeutics

In March 2021 we formed a new wholly owned subsidiary, cbdMD Therapeutics, for the purposes of isolating and quantifying our ongoing investments in science related to our existing and future products, including research and development activities for therapeutic applications and to explore potential cannabinoid-based medicines. We also intend to expand into animal health research, such as the Colorado State University study which we commenced in June 2021.

Growth Strategies

We continue to pursue many strategies to grow our revenues and expand the scope of our business in fiscal 2021 and beyond:

●
Increase our base product offering: We regularly assess and evaluate our product offerings, new products within our existing product categories, additional categories, as well as new and innovative ways to provide CBD in a manner that meets increasing consumer demands, which according to a study completed by Hemp Industry Daily in October 2020, could see industry demand increase from $1.8 billion in 2020 to of $6.9 billion in 2025.  To that end, we are devoting resources to ongoing research and development processes with the goal of expanding our product offerings to meet these expanding consumer demands. In fiscal 2020, we created offerings packaged for convenience stores and lip balm and other topicals as well as several unique products for certain customer s. During the first quarter of fiscal 2021, we launched CBD lidocaine products including sprays, CBD bath salt line, as well as our cbdMD Botanicals line of CBD skin care products. In April 2021 we announced our forthcoming 2021 product launches of which included an extension of our award-winning and best-selling gummies, a tincture and soft gel sleep and anxiety line extension, as well as the first ever cbdMD drink mixes.

●
Expand our revenue channels: As the market continues to evolve, we are expanding our sales channels. During fiscal 2020, our wholesale business was impacted as the broader retail industry faced various headwinds tied to quarantining and COVID-19 impacts. Despite this, we continued to pursue relationships with a number of key traditional retail accounts and believe our top brand awareness, effective marketing and strong balance sheet position us as the partner for CBD for key traditional retail accounts as this channel normalizes during the latter half of fiscal 2021. During the second quarter of fiscal 2021 our wholesale sales, including sales to our retail brick and mortar customers, increased by 30.8% from the first quarter of fiscal 2021.

●
Expand to markets outside the United States: We continue to explore sales into markets outside of the United States. Our products are currently available in 31 countries. We generally partner with local wholesalers who can help navigate the laws and regulatory requirements within their jurisdiction. We continue to pursue key wholesale accounts in a number of international markets and are focused on expanding our E-commerce business to consumers in the U.K.

●
Expand Paw CBD: During fiscal 2020 we saw the direct-to-consumer strength of cbdMD also translate into significant growth for Paw CBD. We continue to add internal resources to enhance this subsidiary. As this brand continues to grow, we are focusing on cross-selling, customer retention and education. During the second quarter of fiscal 2021 we began advertising on TV and introduced our Paw CBD rewards program and expect to introduce a Paw CBD subscription program during the latter part of fiscal 2021.

●
Expand our sponsorships toward targeted segments: We have had significant success with attracting high profile sponsors and influencers and expect to continue to assess the segments we have covered with a focus on activation of the sponsorships and influencers which are producing the largest visibility and responsiveness.

●
Acquisitions: During fiscal 2021 and beyond we may also choose to further build and maintain our brand portfolio by acquiring additional brands directly or through joint ventures if opportunities arise that we believe are in our best interests. As we are in an emerging market, opportunities could be present as companies establish strong brands and begin to obtain large market share. In assessing potential acquisitions or investments, we expect to primarily utilize our internal resources to evaluate growth potential, the strength of the target brand, offerings of the target, as well as possible efficiencies to gain. We believe that this approach will allow us to effectively screen consumer brand candidates and strategically evaluate acquisition targets and efficiently complete due diligence for potential acquisitions. We are not a party, however at this time, to any agreements or understandings regarding the acquisition of additional brands or companies and there are no assurances we will be successful in expanding our brand portfolio.

Risk Factors

An investment in our Series A Convertible Preferred Stock involves risk. Before deciding whether to participate in this offering, you should carefully consider the risk factors beginning on page S-8 of this prospectus supplement and the risk factors contained in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Corporate Information

Our company was formed under the laws of the state of North Carolina in March 2015 under the name Level Beauty Group, Inc. In November 2016 we changed the name of our company to Level Brands, Inc. Effective May 1, 2019, we changed our name to cbdMD, Inc.

Our principal executive offices are located at 8845 Red Oak Boulevard, Charlotte, NC 28217. Our telephone number at this location is (704) 445-3060. Our website address is www.cbdmd.com. We make our periodic and current reports that are filed with the SEC available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, and that can be accessed through, our website is not incorporated into and is not a part of this prospectus supplement.

Please see our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, and subsequently filed Quarterly Reports on Form 10-Q for the periods ended December 31, 2020 and March 31, 2021 for additional information about our business, operations and financial condition. See “Where You Can Find More Information.”

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we intend to take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●
allowance to provide only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosures;

●	reduced disclosure about our executive compensation arrangements;

●	no non-binding advisory votes on executive compensation or golden parachute arrangements; and

●	exemption from auditor attestation requirements in the assessment of our internal control over financial reporting.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you have beneficial ownership.

THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement. See “Description of Series A Convertible Preferred Stock” and “Underwriting.”

Issuer	cbdMD, Inc.

Securities Offered
                 shares of 8.0% Series A Cumulative Convertible Preferred Stock, liquidation preference $10.00 per share. The shares of Series A Convertible Preferred Stock offered by this prospectus supplement will form a single series with, and will have the same terms as, the 2,800,000 currently outstanding shares of Series A Convertible Preferred Stock. Following the closing of this offering there will be          shares of Series A Convertible Preferred Stock outstanding, assuming no exercise of the over-allotment option.

Offering Price	$ per share.

Over-allotment option
We have granted to the representative of the underwriters the option, exercisable for 45 days from the date of this prospectus supplement, to purchase up to additional  shares of Series A Convertible Preferred Stock to cover over-allotments.

Dividends
Holders of shares of the Series A Convertible Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 8.0% per annum of the $10.00 per share liquidation preference (equivalent to $0.80 per annum per share). All accrued dividends on the Series A Convertible Preferred Stock shall be paid in cash only when, as and if declared by the Board out of funds legally available therefor or upon a liquidation or redemption of the Series A Convertible Preferred Stock.

Dividends will be payable monthly in arrears on the 15th day of each month (each, a “Dividend Payment Date”); provided that if any Dividend Payment Date is not a business day, then the dividend that would otherwise have been payable on that Dividend Payment Date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that Dividend Payment Date to that next succeeding business day. The record date for the payment of dividends on the Series A Convertible Preferred Stock is the close of business on the first day of the calendar month, whether or not a business day (each, a “Dividend Record Date”). The shares of Series A Convertible Preferred Stock offered hereby will be credited as having accrued dividends since the first day of the calendar month in which they are issued.

As a result, holders of shares of Series A Convertible Preferred Stock will not be entitled to receive dividends on a Dividend Payment Date if such shares were not issued and outstanding on the applicable Dividend Record Date.

Any dividend payable on the Series A Convertible Preferred Stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months.

No Maturity
The Series A Convertible Preferred Stock has no maturity date, and we are not required to redeem the Series A Convertible Preferred Stock except in the event of a Change of Control (as defined hereafter). Accordingly, the Series A Convertible Preferred Stock will remain outstanding indefinitely unless a Change of Control occurs, we decide to redeem it, we elect to automatically convert it into shares of common stock upon a Market Trigger (as defined hereafter) or the holder elects to voluntarily convert the Series A Convertible Preferred Stock into shares of our common stock. We are not required to set aside funds to redeem the Series A Convertible Preferred Stock.

Conversion

Optional Conversion by the Holder
Each share of Series A Convertible Preferred Stock, together with accrued but unpaid dividends, is convertible into shares of our common stock at any time at the option of the holder at a Conversion Price of $6.00 per share, which equals 1.667 shares of common stock for each share of Series A Convertible Preferred Stock so converted, subject to adjustment for: (i) the payment of stock dividends or other distributions payable in common stock on the outstanding shares of our common stock, excluding the shares of common stock issuable upon the conversion of the Series A Convertible Preferred Stock; and (ii) subdivisions and combinations (including by way of a reverse stock split) (the “Anti-Dilution Provisions”).

Market Trigger
At our option, we may cause the Series A Convertible Preferred Stock, plus accrued and unpaid dividends, to be automatically converted, in whole or in part, on a pro rata basis into shares of our common stock at the Conversion Price if the Trading Price (as defined hereafter) of the common stock equals or exceeds $8.25 (137.5% of the Conversion Price) for at least 20 trading days in any 30 consecutive trading day period ending five days prior to the date of notice of conversion (such event, the “Market Trigger”).

Optional Redemption by cbdMD
The Series A Convertible Preferred Stock may be redeemed in whole or in part at our option any time on or after, October 16, 2023 upon not less than 30 days nor more than 60 days’ written notice by mail to the holders prior to the date fixed for redemption thereof, for cash at a redemption price equal to $10.00 per share, plus any accrued but unpaid dividends to, but not including, the redemption date. Holders of Series A Convertible Preferred Stock will have the right to convert such shares after the optional redemption notice but prior to the redemption date into shares of our common stock at the Conversion Price.

Change of Control

Mandatory Redemption by cbdMD
Upon the occurrence of a Change of Control, we are required to redeem all of the then issued and outstanding shares of Series A Convertible Preferred Stock for cash at $11.00 per share, plus accrued but unpaid dividends (whether or not declared) to, but excluding, the redemption date.

A “Change of Control” is deemed to occur, after the original issuance of the Series A Convertible Preferred Stock, upon the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions which were pre-approved by our board of directors of our stock entitling that person to exercise more than 50% of the total voting power of all of our stock entitled to vote generally in the election of our board of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); provided, however, that (i) the vesting of unrestricted voting rights to an the aggregate of 4,375,000 shares of our outstanding common stock and/or (ii) the issuance of an aggregate of 6,211,410 shares of our common stock, both pursuant to the terms and conditions of that certain Agreement and Plan of Merger dated December 3, 2018 by and among cbdMD, our wholly-owned subsidiaries and Cure Based Development, LLC will not be deemed to be a Change of Control.

Change of Control Conversion Right
Upon the holder’s receipt of a change of control notice until the trading day ending three trading days prior to the change of control redemption date, the holder of shares of Series A Convertible Preferred Stock will have the right (“Change of Control Conversion Right”) to convert some or all of the shares of Series A Convertible Preferred Stock held by such holder, together with accrued but unpaid dividends on those shares, into of shares of Common Stock at the Conversion Price. In the event of a Change of Control, any shares of Series A Convertible Preferred Stock not so converted by the holder pursuant to the Change of Control Conversion Right will be subject to the mandatory redemption described above.

Liquidation Preference
If we liquidate, dissolve or wind up, holders of the Series A Convertible Preferred Stock will have the right to receive $10.00 per share, plus any accrued but unpaid dividends to, but not including, the date of payment, before any payment is made to the holders of our common stock.

Ranking
The Series A Convertible Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, (1) senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3); (2) on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series A Convertible Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; (3) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A Convertible Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and (4) junior to all of our existing and future indebtedness.

Limited Voting Rights
Holders of the Series A Convertible Preferred Stock do not have any voting rights, except as set forth as follows or as otherwise required by law. In the event dividends on the Series A Convertible Preferred Stock are in arrears for each of 12 or more consecutive monthly periods, the holders of the Series A Convertible Preferred Stock, voting as a separate class, will be entitled to vote for the election of two additional directors to serve on our board of directors until all dividends that are owed have been paid. In addition, we will be restricted in our ability to modify the terms of the Series A Convertible Preferred Stock or to issue or create any class or series of capital stock ranking senior to the Series A Convertible Preferred Stock with respect to dividends or distributions, unless holders of at least two-thirds of the then outstanding Series A Convertible Preferred Stock voting as a separate class consent to same. The affirmative consent of the holders of a majority of the outstanding shares of Series A Convertible Preferred Stock, voting as a separate class, is required, if we want to increase the number of authorized shares of this series (except in connection with the Anti-Dilution Provisions) or if we want to create a class or series of capital stock ranking pari passu to the Series A Convertible Preferred Stock. Except as expressly stated in the certificate of designations or as may be required by applicable law, the Series A Convertible Preferred Stock does not bestow any relative, participating, optional or other special voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.

NYSE American symbol	YCBDpA

Representative’s Warrants
The registration statement of which this prospectus supplement is a part also registers for sale warrants to purchase             shares of our common stock to the representative of the underwriters as a portion of the underwriting compensation payable to the underwriters in connection with this offering and the shares of common stock underlying the warrants. The warrants will be exercisable for a period commencing 180 days following the commencement of sales of securities in this offering and ending on the fifth anniversary of the commencement of sales of securities in this offering at an exercise price equal to $           per share, or 125% of the last closing price per share of our common stock on the NYSE American prior to the execution of the underwriting agreement for this offering.

Use of Proceeds	We intend to use the net proceeds from this offering for working capital. See “Use of Proceeds."

Risk Factors
This investment involves a high degree of risk. See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our Series A Convertible Preferred Stock.

Certain U.S. Federal Income Tax Considerations
For a discussion of certain U.S. federal income tax consequences of purchasing, owning and disposing of the Series A Convertible Preferred Stock, please see the section entitled “Certain U.S. Federal Income Tax Considerations.” You should consult your independent tax advisor with respect to the U.S. federal income tax consequences of owning the Series A Convertible Preferred Stock in light of your own particular situation and with respect to any tax consequences arising under the laws of any other taxing jurisdiction.

Form
The Series A Convertible Preferred Stock will be represented by one or more global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company (“DTC”).

Settlement	Delivery of the Series A Convertible Preferred Stock offered hereby will be made against payment therefor through the book-entry facilities of the DTC.

Transfer Agent	The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series A Convertible Preferred Stock is VStock Transfer, LLC.

RISK FACTORS

Investing in our Series A Convertible Preferred Stock involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in Part I of our Annual Report on Form 10-K for the year ended September 30, 2020, and Item 1A, “Risk Factors,” in our Quarterly Report on Form 10-Q for the period ended December 31, 2020, together with any updates or other risks contained in other filings that we may make with the SEC after the date of this prospectus, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any additional prospectus supplement. Any of the risks and uncertainties set forth in this prospectus supplement and the accompanying prospectus, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus supplement or the accompanying prospectus could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of our Series A Convertible Preferred Stock. As a result, you could lose all or part of your investment.  See “Where You Can Find More Information,” “Description of Series A Convertible Preferred Stock,” and “Certain U.S. Federal Income Tax Considerations.”

Risks Related to this Offering

The trading market for the shares of Series A Convertible Preferred Stock is limited.

The Series A Convertible Preferred Stock is listed on the NYSE American under the trading symbol “YCBDpA”. However, even though we have listed the securities on the NYSE American, the number of shares and the market capitalization of these securities is relatively small, and trading of these shares has been limited since the shares were initially listed in October 2019. You should not presume that the listing on the NYSE American of the Series A Convertible Preferred Stock being offered in this offering will mean that there will be a liquid market for such shares. An active trading market for the shares may not develop or, even if it develops, may not last, in which case the trading price of the shares could be adversely affected and your ability to transfer your shares of Series A Convertible Preferred Stock will be limited.

The Series A Convertible Preferred Stock ranks junior to all of our indebtedness and other liabilities and is effectively junior to all indebtedness and other liabilities of our subsidiaries.

In the event of our bankruptcy, liquidation, dissolution or winding-up of our affairs, our assets will be available to pay obligations on the Series A Convertible Preferred Stock only after all of our indebtedness and other liabilities have been paid. The rights of holders of the Series A Convertible Preferred Stock to participate in the distribution of our assets will rank junior to the prior claims of our current and future creditors and any future series or class of preferred stock we may issue that ranks senior to the Series A Convertible Preferred Stock. In addition, the Series A Convertible Preferred Stock effectively ranks junior to all existing and future indebtedness and other liabilities of our existing subsidiaries and any future subsidiaries. Our existing subsidiaries are, and any future subsidiaries would be, separate legal entities and have no legal obligation to pay any amounts to us in respect of dividends due on the Series A Convertible Preferred Stock. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the Series A Convertible Preferred Stock then outstanding.

Future offerings of debt may adversely affect the market price of the Series A Convertible Preferred Stock.

If we decide to issue debt securities in the future, it is possible that these securities will be governed by an indenture or other instruments containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series A Convertible Preferred Stock and may result in dilution to owners of the Series A Convertible Preferred Stock. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. The holders of the Series A Convertible Preferred Stock may bear the risk of our future offerings, potentially reducing the market price of the Series A Convertible Preferred Stock and diluting the value of their holdings in us.

We may not be able to pay dividends on the Series A Convertible Preferred Stock.

Our ability to pay cash dividends on the Series A Convertible Preferred Stock requires us to (i) either be able to pay our debts as they become due in the usual course of business,  or (ii) have total assets that are greater than the sum of our total liabilities plus the amount that would be needed if we were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. Further, notwithstanding these factors, we may not have sufficient cash to pay dividends on the Series A Convertible Preferred Stock. Our ability to pay dividends may be impaired if any of the risks described in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, were to occur. Also, payment of our dividends depends upon our financial condition and other factors as our board of directors may deem relevant from time to time. We cannot assure you that our businesses will generate sufficient cash flow from operations in an amount sufficient to enable us to make distributions on our common stock, if any, and preferred stock, including the Series A Convertible Preferred Stock, or to fund our other liquidity needs.

If our Series A Convertible Preferred Stock is delisted, the ability to transfer or sell shares of the Series A Convertible Preferred Stock may be limited and the market value of the Series A Convertible Preferred Stock will likely be materially adversely affected.

The Series A Convertible Preferred Stock does not contain provisions that are intended to protect investors if our Series A Convertible Preferred Stock is delisted from the NYSE American. If our Series A Convertible Preferred Stock is delisted from the NYSE American, investors’ ability to transfer or sell shares of the Series A Convertible Preferred Stock will be limited and the market value of the Series A Convertible Preferred Stock will likely be materially adversely affected. Moreover, since the Series A Convertible Preferred Stock has no stated maturity date, absent a holder’s voluntary conversion of the Series A Convertible Preferred Stock investors may be forced to hold shares of the Series A Convertible Preferred Stock indefinitely while receiving stated dividends thereon when, as and if authorized by our board of directors and paid by us with no assurance as to ever receiving the liquidation value thereof.

Future issuances of preferred stock, including future issuances of shares of Series A Convertible Preferred Stock, may reduce the value of the Series A Convertible Preferred Stock.

Upon the completion of the offering described in this prospectus supplement, we may sell additional shares of preferred stock, including          shares of Series A Convertible Preferred Stock, on terms that may differ from those described in this prospectus supplement. Such shares could rank on parity with or, subject to the voting rights referred to below (with respect to issuances of new series of preferred stock), senior to the Series A Convertible Preferred Stock offered hereby as to distribution rights or rights upon liquidation, winding up or dissolution. The subsequent issuance of additional shares of Series A Convertible Preferred Stock, or the creation and subsequent issuance of additional classes of preferred stock on parity with the Series A Convertible Preferred Stock, could dilute the interests of the holders of Series A Convertible Preferred Stock offered hereby. Any issuance of preferred stock that is senior to the Series A Convertible Preferred Stock would not only dilute the interests of the holders of Series A Convertible Preferred Stock offered hereby, but also could affect our ability to pay distributions on, redeem or pay the liquidation preference on the Series A Convertible Preferred Stock.

Market interest rates may materially and adversely affect the value of the Series A Convertible Preferred Stock.

One of the factors that influences the price of the Series A Convertible Preferred Stock is the dividend yield on the Series A Convertible Preferred Stock (as a percentage of the market price of the Series A Convertible Preferred Stock) relative to market interest rates. Continued increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of the Series A Convertible Preferred Stock to expect a higher dividend yield (and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for dividend payments). Thus, higher market interest rates could cause the market price of the Series A Convertible Preferred Stock to materially decrease, assuming a market is established of which there are no assurances.

 Holders of the Series A Convertible Preferred Stock may be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.”

Distributions paid to corporate U.S. holders of the Series A Convertible Preferred Stock may be eligible for the dividends-received deduction, and distributions paid to non-corporate U.S. holders of the Series A Convertible Preferred Stock may be subject to tax at the preferential tax rates applicable to “qualified dividend income,” if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. We do not currently have any accumulated earnings and profits. Additionally, we may not have sufficient current earnings and profits during future fiscal years for the distributions on the Series A Convertible Preferred Stock to qualify as dividends for U.S. federal income tax purposes. If the distributions fail to qualify as dividends, U.S. holders would be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.” If any distributions on the Series A Convertible Preferred Stock with respect to any fiscal year are not eligible for the dividends-received deduction or preferential tax rates applicable to “qualified dividend income” because of insufficient current or accumulated earnings and profits, it is possible that the market value of the Series A Convertible Preferred Stock might decline.

The Series A Convertible Preferred Stock represents perpetual equity interests in us, and investors should not expect us to redeem or convert the Series A Convertible Preferred Stock on the date the Series A Convertible Preferred Stock becomes redeemable or convertible by us or on any particular date afterwards.

The Series A Convertible Preferred Stock represents perpetual equity interests in us, and it has no maturity or mandatory redemption except upon a Change of Control, and is not redeemable at the option of investors under any other circumstances. As a result, the Series A Convertible Preferred Stock will not give rise to a claim for payment of any amount at a particular date. As a result, holders of the Series A Convertible Preferred Stock may be required to bear the financial risks of an investment in the Series A Convertible Preferred Stock for an indefinite period of time unless the holder chooses to voluntarily convert the shares of Series A Convertible Preferred Stock into shares of our common stock.

The Series A Convertible Preferred Stock has not been rated.

We have not sought to obtain a rating for the Series A Convertible Preferred Stock. However, one or more rating agencies may independently determine to issue such a rating or such a rating, if issued, may adversely affect the market price of the Series A Convertible Preferred Stock. In addition, we may elect in the future to obtain a rating for the Series A Convertible Preferred Stock, which could adversely affect the market price of the Series A Convertible Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward, placed on a watch list or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision, placing on a watch list or withdrawal of a rating could have an adverse effect on the market price of the Series A Convertible Preferred Stock.

Change of Control redemption obligations may make it more difficult for a party to acquire us or discourage a party from acquiring us.

The Change of Control redemption feature of the Series A Convertible Preferred Stock may have the effect of discouraging a third party from making an acquisition proposal for us or of delaying, deferring or preventing certain of our change of control transactions under circumstances that otherwise could provide the holders of our common stock and Series A Convertible Preferred Stock with the opportunity to realize a premium over the then-current market price of such stock or that shareholders may otherwise believe is in their best interests.

 The market price of the Series A Convertible Preferred Stock could be substantially affected by various factors.

Assuming an active trading market for the Series A Convertible Preferred Stock is maintained, the market price of the Series A Convertible Preferred Stock will depend on many factors, which may change from time to time, including:

●	prevailing interest rates, increases in which may have an adverse effect on the market price of the Series A Convertible Preferred Stock;

●	government regulation impacting the manufacture and sale of CBD products;

●	continued consumer acceptance of our products;

●	the highly competitive market in which we operate and our ability to effectively compete;

●	our operating expenses which fluctuate due to growth of our business;

●	variable sales cycle and implementation periods for our products;

●	the annual yield from distributions on the Series A Convertible Preferred Stock as compared to yields on other financial instruments;

●	general economic and financial market conditions;

●	significant changes in the financial condition, performance and prospects of us and our competitors;

●	changes in financial estimates or recommendations by securities analysts with respect to us, our competitors in our industry;

●	our issuance of additional preferred equity or debt securities; and

●	actual or anticipated variations in quarterly operating results of us and our competitors.

As a result of these and other factors, investors who purchase the Series A Convertible Preferred Stock in this offering may experience a decrease, which could be substantial and rapid, in the market price of the Series A Convertible Preferred Stock, including decreases unrelated to our operating performance or prospects.

A holder of Series A Convertible Preferred Stock has extremely limited voting rights.

The voting rights for a holder of Series A Convertible Preferred Stock are limited. Our shares of common stock are the only class of our securities that carry full voting rights. Holders of the shares of Series A Convertible Preferred Stock do not have any voting right other than as set forth below in the next two sentences or unless dividends on the Series A Convertible Preferred Stock are in arrears for each of 12 or more consecutive monthly periods, in which case the holders of the Series A Convertible Preferred Stock will be entitled to vote as a separate class for the election of two additional directors to serve on the board of directors until all dividends that are owed have been paid. Holders of shares of Series A Convertible Preferred Stock, voting as a class, are also entitled to vote if we should seek to issue or create any class or series of capital stock ranking senior to the Series A Convertible Preferred Stock with respect to dividends or distributions, in which event the consent of holders of at least two thirds of the then outstanding Series A Convertible Preferred Stock is required. The consent of the holders of a majority of the Series A Convertible Preferred Stock, voting as a class, is required if we were to seek to adopt any amendment to our articles of incorporation or bylaws that would materially affect existing terms of the Series A Convertible Preferred Stock, or increase the number of authorized shares of that series, other than in connection with the Anti-Dilution Provisions, or if we seek to create a series or class which ranks pari passu with the Series A Convertible Preferred Stock. Other than these limited circumstances and except to the extent required by law, holders of Series A Convertible Preferred Stock do not have any voting rights.

We have broad discretion in determining how to use the proceeds from this offering and we cannot assure you that we will be successful in spending the proceeds in ways that increase our profitability or market value, or otherwise yield favorable returns.

We plan to utilize net proceeds of this offering for general working capital. Nevertheless, we will have broad discretion in determining specific expenditures. You will be entrusting your funds to our management, upon whose judgment you must depend, with limited information concerning the purposes to which the funds will ultimately be applied. We may not be successful in spending the proceeds of this offering in ways which increase our profitability or market value, or otherwise yield favorable returns.

We may redeem the Series A Convertible Preferred Stock at our option, we will be required to redeem the Series A Convertible Preferred Stock upon a Change of Control and we may convert shares of Series A Convertible Preferred Stock upon a Market Trigger into shares of our common stock. In the event of any of these occurrences, you may not receive dividends that you anticipate.

On or after October 16, 2023 we may, at our option, redeem the Series A Convertible Preferred Stock, in whole or in part, at any time or from time to time. In addition, upon the occurrence of a Change of Control, we are required to redeem any or all of the shares of Series A Convertible Preferred Stock at a redemption price of $11.00 per share, plus any accrued but unpaid dividends to, but excluding, the redemption date. Furthermore, upon a Market Trigger, we may convert all or any portion of those shares of Series A Convertible Preferred Stock into shares of our common stock. We may have an incentive to redeem or convert the Series A Convertible Preferred Stock voluntarily if market conditions allow us to issue other preferred stock or debt securities at a rate that is lower than the dividend rate on the Series A Convertible Preferred Stock. If we redeem or convert the Series A Convertible Preferred Stock, then from and after the redemption date or conversion date, as applicable, dividends will cease to accrue on shares of Series A Convertible Preferred Stock, the shares of Series A Convertible Preferred Stock shall no longer be deemed outstanding and all rights as a holder of those shares will terminate, including the rights to receive dividend payments.

Risks Related to our Overall Business

We have a history of losses from operations and there are no assurances we will report profitable operations in future periods.

We reported losses from operations of $5,927,668, $17,581,856 and $14,796,890 for the six months ended March 31, 2021, fiscal 2020 and fiscal 2019, respectively. Not included in our loss from operations for fiscal 2020 and fiscal 2019 is $48,983 and $5,993,773, respectively, associated with losses from our discontinued operations, nor a non-cash loss of $17,371,000 for the six months ended March 31, 2021 and non-cash income of $29,780,000 and non-cash expense of $32,461,680 for fiscal 2020 and fiscal 2019, respectively, reflecting a change in value of the contingent liability associated with the Earnout Shares (as hereinafter defined) primarily as a result of the change in the market price of our common stock. We had a cash flow from operations net use of $2,958,981 and $4,273,508 for the three months ended March 31, 2021 and 2020, respectively and $4,123,616 (excluding the reclassification of $1,027,403 of the PPP loan to short term liabilities) and $4,873,544 for the three months ended December 31, 2020 and 2019, respectively. Until such time, if ever, that we are successful in generating gross profits which are sufficient to pay our operating expenses it is likely we will continue to report losses from operations in future periods.

We rely on third-parties for raw materials and to manufacture and compound some of our products. We have no control over these third parties and if these relationships are disrupted our results of operations in future periods will be adversely impacted.

We currently hold short term supply contracts with unaffiliated third-party vendors for our critical raw materials. In addition, some of our products are manufactured or compounded by unaffiliated third parties and the use of these third-party co-packers changes from time to time due to customer demand and the composition of our product mix and product portfolio. We do not have any long-term contracts with any of these third parties, and we expect to compete with other companies for raw materials, production and imported packaging material capacity. If we experience significant increased demand or need to replace an existing raw material supplier or third-party manufacturer, there can be no assurances that replacements for these third-party vendors will be available when required on terms that are acceptable to us, or at all, or that any manufacturer or compounder would allocate sufficient capacity to us in order to meet our requirements. In addition, even if we are able to expand existing or find new sources, we may encounter delays in production and added costs as a result of the time it takes to engage third parties. Any delays, interruption or increased costs in raw materials and/or the manufacturing or compounding of our products could have an adverse effect on our ability to meet retail customer and consumer demand for our products and result in lower revenues and net income both in the short and long-term.

Failures in our third-party verification and testing protocols may have an adverse impact on our brands which could suppress sales.

The quality of our products is essential to our business strategy. We require our raw material suppliers and farms to participate in our supplier verification program and to certify that their source material was grown using strict standards of cultivation. We also employ third-party testing procedures and all incoming cannabinoid ingredients are first tested by an independent, third-party laboratory before they reach our production facilities and then re-tested in-house throughout the production process before sending the ingredients off for final verification by an independent accredited third party laboratories. We are reliant on these third-parties to adhere to our supplier verification program and properly perform the third-party testing procedures. Any intentional or unintentional failure of any of these parties to perform the functions for which we have engaged them would adversely impact the quality of our products and could result in delays in meeting consumer demand or a decline in our sales.

We could be harmed by data loss or other security breaches.

Some of our systems have experienced past security incidents, including a 2020 incident that compromised some customers' personal and payment information. We conducted a forensic examination, made all notices to customers, governments, banks and card associations as required under local, state and federal laws, merchant agreements and card association rules. We also offered free credit monitoring and reporting to all affected customers and are maintaining a call center to handle any customer issues. The total financial impact to us, however, is unknown at this time. We have implemented all remedial measures advised by the forensic examiner engaged by us, and, although we do not believe that any of these incidents have had a material adverse effect on our operating results, there can be no assurance the remedial measures will be effective or of a similar result in the future which could materially and adversely impact our business and operations in future periods.

We face risks related to system interruption and lack of redundancy.

From time to time we experience occasional system interruptions and delays that make our websites and product sales unavailable or slow to respond, and prevent us from efficiently fulfilling orders which could adversely impact our net sales and the attractiveness of our products. If we are unable to add software and hardware as needed, effectively upgrade our systems and network infrastructure, and take other steps to improve the efficiency of our systems, these failures could cause system interruptions or delays and adversely affect our operating results in future periods. In addition, our computer and communications systems and operations could be damaged or interrupted by fire, flood, power loss, telecommunications failure, earthquakes, acts of war or terrorism, acts of God, computer viruses, physical or electronic break-ins, and similar events or disruptions. Any of these events could cause system interruption, delays, and loss of critical data, and could prevent us from accepting and fulfilling customer orders which could make our product offerings less attractive and subject us to liability. Our systems are not fully redundant and our disaster recovery planning may not be sufficient. In addition, we may have inadequate insurance coverage to compensate for any related losses. Any of these events could damage our reputation and be expensive to remedy.

 Risks Related to the Regulatory Environment for CBD

Changes to Federal or state laws pertaining to industrial hemp could slow the use of industrial hemp which would materially impact our revenues in future periods.

As of the date hereof, approximately 46 states authorized industrial hemp programs pursuant to the United States of the Agricultural Improvement Act of 2018, commonly known as the “Farm Bill.” Continued development of the industrial hemp industry will be dependent upon new legislative authorization of industrial hemp at the state level, and further amendment or supplementation of legislation at the federal level. Any number of events or occurrences could slow or halt progress all together in this space. While progress within the industrial hemp industry is currently encouraging, growth is not assured. While there appears to be ample public support for favorable legislative action, numerous factors may impact or negatively affect the legislative process(es) within the various states where we have business interests. Any one of these factors could slow or halt use of industrial hemp, which could negatively impact the business up to possibly causing us to discontinue operations as a whole. In addition, changes in Federal or state laws could require us to alter the way we conduct our business in order to remain compliant with applicable state laws in ways we are presently unable to foresee. These possible changes, if necessary, could be costly and may adversely impact our results of operations in future periods.

Costs associated with compliance with numerous laws and regulations could impact our financial results. In addition, we could become subject to increased litigation risks associated with the CBD industry.

The manufacture, labeling and distribution by us of the CBD products is regulated by various federal, state and local agencies. These governmental authorities may commence regulatory or legal proceedings, which could restrict the permissible scope of our product claims or the ability to sell products in the future. The FDA may regulate our products to ensure that the products are not adulterated or misbranded. We are subject to regulation by the federal government and other state and local agencies as a result of our CBD products. The shifting compliance environment and the need to build and maintain robust systems to comply with different compliance in multiple jurisdictions increases the possibility that we may violate one or more of the requirements. If our operations are found to be in violation of any of such laws or any other governmental regulations that apply to our company, we may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, the curtailment or restructuring of our operations, any of which could adversely affect the ability to operate our business and our financial results. Failure to comply with FDA requirements may result in, among other things, injunctions, product withdrawals, recalls, product seizures, fines and criminal prosecutions. Our advertising is subject to regulation by the U.S. Federal Trade Commission, or FTC, under the Federal Trade Commission Act. Additionally, some states also permit advertising and labeling laws to be enforced by attorneys general who may seek relief for consumers, seek class-action certifications, seek class-wide damages and product recalls of products sold by us. For example, in November 2019 the FDA issued warning letters to 15 companies for illegally selling products containing CBD in ways that violate the Federal Food, Drug & Cosmetic Act. Notwithstanding that we were not a recipient of a warning letter, and we believe our products are properly labeled as required under federal law, cbdMD, along with other of our competitors who also did not receive FDA warning letters, have been named in a class action lawsuit which we believe is without merit. Any actions against our company by governmental authorities or private litigants could be time consuming, costly to defend and could have a material adverse effect on our business, financial condition and results of operations.

Uncertainty caused by potential changes to legal regulations could impact the use of CBD products.

There is substantial uncertainty and different interpretations among federal, state and local regulatory agencies, legislators, academics and businesses as to the scope of operation of Farm Bill-compliant hemp programs relative to the emerging regulation of cannabinoids. These different opinions include, but are not limited to, the regulation of cannabinoids by the U.S. Drug Enforcement Administration and/or the FDA and the extent to which manufacturers of products containing Farm Bill-compliant cultivators and processors may engage in interstate commerce. The uncertainties cannot be resolved without further federal, and perhaps even state-level, legislation, regulation or a definitive judicial interpretation of existing legislation and rules. If these uncertainties continue, they may have an adverse effect upon the introduction of our products in different markets.

Risks Related to Ownership of our Securities

The impact of changes in the fair value of our non-cash contingent liabilities associated with the Earnout Shares has, and may continue to, materially impact our results of operations in future periods.

As described in Note 6 to the notes to our unaudited condensed consolidated financial statements for the three and six months ended March 31, 2021 appearing in our Quarterly Report on Form 10-Q for the period ended March 31, 2021, as filed with the SEC on May 12, 2021, at March 31, 2021 we had a contractual obligation to issue up to an additional 6,773,688 shares of our common stock (the “Earnout Shares”) as additional consideration for our acquisition of Cure Based Development LLC in December 2018. Under U.S. generally accepted accounting principles (“GAAP”) we are required to record a non-cash contingent liability associated with the Earnout Shares and at March 31, 2021, the total of this contingent liability was $22,300,000. Subsequent to March 31, 2021, we issued 562,278 Earnout Shares pursuant to the terms of the Merger Agreement, as amended. Under GAAP we are obligated to reassess the obligations associated with the Earnout Shares on a quarterly basis and, in the event our estimate of the fair value of the contingent consideration changes, we will record increases or decreases in the fair value as an adjustment to earnings. In particular, changes in the market price of our common stock, which is one of the inputs used in determining the amount of the non-cash contingent liability, will result in increases or decreases in this liability and positively or negatively impact our net loss or profit for the period. The application of the accounting treatment for the fair valuing of the Earnout Shares at March 31, 2021 resulted in an increase in the amount of this non-cash contingent liability of $17,371,000 for the six months ended March 31, 2021 as compared to an decrease of $38,160,000 for the six months ended March 31, 2020. While we do not believe investors should place undue reliance on the impact of these non-cash changes when evaluating our results of operations in future periods, as they have no impact on the operations of the business, we expect that the fair valuing of the Earnout Shares will continue to have a material impact on our results of operations and our shareholders’ equity in future periods, which may materially impact the market price of our securities.

The issuances of the Earnout Shares will significantly dilute our existing shareholders.

The possible issuance of the remaining Earnout Shares will increase our issued and outstanding shares of common stock by approximately 10.9%. In addition, assuming the possible issuance of all of the remaining 6,211,410 Earnout Shares, but giving effect to no other change to the number of shares of our common stock issued and outstanding, the members of Cure Based Development from the merger, which includes Mr. R. Scott Coffman, and Mr. Martin Sumichrast, our co-CEO’s and members of our board of directors, would own approximately 35% of our then outstanding shares of common stock. The issuance of all or a portion of the Earnout Shares will dilute the ownership interests of our common shareholders and may adversely impact the market price of our common stock

Mr. Sumichrast may not devote his full time and attention to our company.

Mr. Sumichrast, our co-Chief Executive Officer, has business interests outside our company, including serving as a member of the Board of Directors and Chief Executive Officer of a company that has recently filed a registration statement with the SEC for its initial public offering. Accordingly, from time to time he may not devote his full time and attention to our affairs. There are no assurances that our business and operations may not be adversely impacted in future periods as a result of the time he may devote to his other business interests instead of a sole focus by him on the affairs of our company.

Our executive officers, directors and their affiliates may exert control over us and may exercise influence over matters subject to shareholder approval.

Our executive officers and directors, together with their respective affiliates, beneficially own approximately 30% of our outstanding common stock as of June 24, 2021. Accordingly, these shareholders, if they act together, may exercise substantial influence over matters requiring shareholder approval, including the election of directors and approval of corporate transactions, such as a merger. This concentration of ownership could have the effect of delaying or preventing a change in control or otherwise discourage a potential acquirer from attempting to obtain control over us, which in turn could have a material adverse effect on the market value of our common stock.

USE OF PROCEEDS

We estimate that the net proceeds from the issuance and sale of the Series A Convertible Preferred Stock in this offering will be approximately $        , after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, assuming no exercise of the over-allotment option and approximately $        if the over-allotment option is exercised in full.

We will have broad discretion in the use of the net proceeds from the sale of the shares of Series A Convertible Preferred Stock offered under this prospectus supplement. We presently intend to use the net proceeds from the sale of our shares of Series A Convertible Preferred Stock for general working capital.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2021:

●	on an actual basis;

●	on a proforma basis giving effect to the issuance of 629,778 shares of common stock subsequent to March 31, 2021; and

●
on a proforma as adjusted basis to give effect to (i) the issuance of an additional 629,778 shares of common stock subsequent to March 31, 2021, and (ii) the sale of shares of Series A Convertible Preferred Stock in this offering at the public offering price of $        per share, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us, but giving no effect to the exercise of the over-allotment option.

This capitalization table should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement, and other financial information included and incorporated by reference in this prospectus supplement. See “Where You Can Find More Information.”

	As of March 31, 2021 (unaudited)
	Actual	Proforma	Proforma as Adjusted
Cash and cash equivalents	$23,711,600	$23,711,600

Preferred stock, authorized 50,000,000 shares, $0.001 par value; 5,000,000 shares designated; 2,800,000 shares issued and outstanding, actual; 2,800,000 shares issued and outstanding proforma; _________ shares issued and outstanding proforma as adjusted	2,800	2,800
Common stock, authorized 150,000,000 shares, $0.001 par value; 56,337,787 shares issued and outstanding actual; 56,967,565 shares issued and outstanding proforma; 56,967,565 shares issued and outstanding proforma as adjusted	56,338	56,967
Additional paid-in capital	155,780,222	157,339,537
Accumulated deficit	(69,954,791)	(69,988,547)
Total cbdMD, Inc. shareholders; equity	$85,884,569	$87,410,756
Total capitalization	$85,884,569	$87,410,756

————————
All information in this Capitalization section excludes the following:

●
2,015,000 shares issuable upon the exercise of outstanding options with a weighted average exercise price of $4.95 per share at March 31, 2021 which increased to 2,815,000 shares issuable upon the exercise of outstanding options with a weighted average exercise price of $4.51 at June 24, 2021;

●	77,500 shares issuable upon vesting of restricted stock awards at March 31, 2021, which increased to 825,000 shares issuable upon vesting of restricted stock awards at June 24, 2021;

●	658,611 shares issuable upon the exercise of outstanding warrants with a weighted average exercise price of $5.48 per share at March 31, 2021;

●
         shares of our common stock issuable upon the exercise of the representative’s warrants to be issued upon the closing of this offering at an exercise price equal to $           per share, or 125% of the last closing price per share our common stock on the NYSE American prior to the execution of the underwriting agreement for this offering;

●	3,068,105 shares reserved for future issuances under our equity compensation plans at June 24, 2021;

●	4,667,600 shares issuable upon the possible conversion of presently outstanding shares of Series A Convertible Preferred Stock at each of March 31, 2021 and June 24, 2021;

●	the future issuance of 6,211,410 Earnout Shares at June 24, 2021; and

●	the future impact of changes in the fair value of the contingent liabilities associated with the Earnout Shares.

DESCRIPTION OF THE SERIES A CONVERTIBLE PREFERRED STOCK

The description of certain terms of the Series A Convertible Preferred Stock in this prospectus supplement does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our articles of incorporation, as amended, the certificate of designations establishing the terms of our Series A Convertible Preferred Stock, our bylaws and North Carolina corporate law. You are strongly encouraged to read the certificate of designations because it, and not this description, defines your rights as a holder of shares of Series A Convertible Preferred Stock. See “Where You Can Find More Information.”

General

Pursuant to our articles of incorporation, as amended, we are currently authorized to designate and issue up to 50,000,000 shares of preferred stock, par value $0.001 per share, in one or more classes or series and, subject to the limitations prescribed by our articles of incorporation and North Carolina corporate law, with such rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series as our board of directors may determine, without any vote or action by our shareholders. On October 10, 2019, we filed articles of amendment to our articles of incorporation designating 5,000,000 shares of preferred stock as the Series A Convertible Preferred Stock.

As of June 24, 2021, we had 2,800,000 shares of Series A Convertible Preferred Stock issued and outstanding. Assuming all of the shares of Series A Convertible Preferred Stock offered hereunder are issued (including the underwriters’ over-allotment option), we will have available for issuance 45,000,000 authorized and undesignated and unissued shares of preferred stock, and              shares of unissued Series A Convertible Preferred Stock available for future issuance. The Series A Convertible Preferred Stock offered hereby, when issued, delivered and paid for in accordance with the terms of the underwriting agreement, will be fully paid and nonassessable. Our board of directors may, without the approval of holders of the Series A Convertible Preferred Stock or our common stock, designate additional series of authorized preferred stock ranking junior to or on par with the Series A Convertible Preferred Stock and/or sell additional shares of the Series A Convertible Preferred Stock. Designation of preferred stock ranking senior to the Series A Convertible Preferred Stock will require approval of the holders of Series A Convertible Preferred Stock, as described below in “—Voting Rights.”

The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series A Convertible Preferred Stock is V Stock Transfer, LLC. Its principal business address is 18 Lafayette Place, Woodmere, NY 11598.

Listing

The Series A Convertible Preferred Stock is listed on the NYSE American under the symbol “YCBDpA.” The Series A Convertible Preferred Stock is issued and maintained in book-entry form registered in the name of the nominee, The Depository Trust Company. See “—Book-Entry Procedures” described below.

No Maturity

The Series A Convertible Preferred Stock has no maturity date, and we are not required to redeem the Series A Convertible Preferred Stock, except in the event of a Change of Control. Accordingly, the Series A Convertible Preferred Stock will remain outstanding indefinitely unless a Change of Control occurs, we decide to redeem it, we elect to automatically convert it into shares of common stock upon a Market Trigger or the holder elects to voluntarily convert the Series A Preferred into shares of our common stock. We are not required to set aside funds to redeem the Series A Convertible Preferred Stock.

Ranking

The Series A Convertible Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

(1)	senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3) below;

(2)
on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series A Convertible Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, which we refer to as “Parity Stock”;

(3)
subject to the consent of the Series A Convertible Preferred Stockholders set forth below in “—Voting Rights,” junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A Convertible Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, which we refer to as “Senior Stock”; and

(4)	junior to all of our existing and future indebtedness.

Dividends

Holders of shares of the Series A Convertible Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 8.0% per annum of the $10.00 per share liquidation preference (equivalent to $0.80 per annum per share), which we refer to as the “Dividend Rate.”

Dividends on our Series A Convertible Preferred Stock will accrue daily and will be cumulative from, and including, the first day of the calendar month in which they are issued and will be payable monthly in arrears on the Dividend Payment Date, which is the 15th day of each calendar month; provided that if any Dividend Payment Date is not a Business Day then the dividend that would otherwise have been payable on that Dividend Payment Date may be paid on the next succeeding Business Day and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that Dividend Payment Date to that next succeeding Business Day. “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

Any dividend payable on the Series A Convertible Preferred Stock, including dividends payable for any partial Dividend Period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in our stock records for the Series A Convertible Preferred Stock at the close of business on the corresponding Dividend Record Date, the first day of each calendar month, whether or not a Business Day.

No dividends on shares of Series A Convertible Preferred Stock shall be authorized by our board of directors or paid or set apart for payment by us at any time when the payment thereof would be unlawful under the laws of the State of North Carolina or when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibits the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Series A Convertible Preferred Stock will accrue regardless of whether (i) the terms of any Senior Stock we may issue or agreements we may enter into, including any documents governing any indebtedness, at any time prohibit the current payment of dividends, (ii) if we have earnings, (iii) there are funds legally available for the payment of those dividends; or (iv) such dividends are declared by our board of directors. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Convertible Preferred Stock that may be in arrears, and holders of the Series A Convertible Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series A Convertible Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to those shares.

Unless full cumulative dividends on all shares of Series A Convertible Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past Dividend Periods, no dividends (other than in shares of our common stock or in shares of any junior stock we may issue as to dividends and upon liquidation) shall be declared or paid or set aside for payment upon shares of any junior stock or Parity Stock that we may issue.

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Convertible Preferred Stock and the shares of any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series A Convertible Preferred Stock, all dividends declared upon the Series A Convertible Preferred Stock and any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series A Convertible Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Convertible Preferred Stock and such other series of preferred stock that we may issue shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Convertible Preferred Stock and such other series of preferred stock that we may issue (which shall not include any accrual in respect of unpaid dividends for prior Dividend Periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Convertible Preferred Stock that may be in arrears.

Holders of Series A Convertible Preferred Stock shall not be entitled to any dividend in excess of all accumulated accrued and unpaid dividends on the Series A Convertible Preferred Stock as described herein. Any dividend payment made on the Series A Convertible Preferred Stock shall first be credited against the earliest accumulated accrued and unpaid dividend due with respect to such shares which remains payable at the time of such payment.

Liquidation Preference

Upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of junior stock, the holders of Series A Convertible Preferred Stock shall be entitled to receive out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference, or $10.00 per share, plus an amount equal to all dividends (whether or not declared) accrued and unpaid thereon to and including the date of payment. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Convertible Preferred Stock will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A Convertible Preferred Stock and the corresponding amounts payable on all Senior Stock and Parity Stock, then after payment of the liquidating distribution on all outstanding Senior Stock, the holders of the Series A Convertible Preferred Stock and all other such classes or series of Parity Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. For such purposes, any consolidation or merger of our company with or into any other entity, or the sale, lease or conveyance of all or substantially all of the property or business of our company, or a statutory share exchange shall not be deemed to constitute the voluntary or involuntary liquidation, dissolution or winding up of our company.

Conversion

The Series A Convertible Preferred Stock, together with accrued but unpaid dividends, is convertible at any time at the option of the holder, by us upon a Market Trigger and upon a holder’s receipt of a Change of Control Notice. Except as provided below, the Series A Convertible Preferred Stock is not convertible into or exchangeable for any other securities or property.

 Conversion at Option of Holder

Each share of Series A Convertible Preferred Stock, together with accrued but unpaid dividends, is convertible into shares of our common stock at a Conversion Price of $6.00 per common share, which initially equals 1.667 shares of our common stock, at any time at the option of the holder, subject to adjustment for the Anti-Dilution Provisions set forth below.

Holders shall effect conversions of the Series A Convertible Preferred Stock (an “Optional Conversion”) by providing us a conversion notice (a “Notice of Optional Conversion”), duly completed and executed. Other than a conversion following a Change of Control Notice (as defined and as set forth below), the Optional Notice of Conversion must specify the number of shares of Series A Convertible Preferred Stock then held by the holder and the number of such shares which the holder is converting (the “Optional Conversion Shares”). Provided that our transfer agent is participating in the DTC Fast Automated Securities Transfer program, the Notice of Optional Conversion may specify, at the holder’s election, whether the Optional Conversion Shares are to be credited to the account of the holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system (a “DWAC Delivery”). The “Optional Conversion Date”, or the date on which a conversion will be deemed effective, is the Trading Day that the Notice of Optional Conversion, completed and executed, is sent by facsimile or other electronic transmission to, and received during regular business hours by, us; provided that the original certificate(s) (if applicable) representing such shares of Series A Convertible Preferred Stock being converted, duly endorsed, and the accompanying Notice of Optional Conversion, are received by us within two Trading Days thereafter. In all other cases, the Optional Conversion Date shall be defined as the Trading Day on which the original share certificate(s) (if applicable) of Series A Convertible Preferred Stock being converted, duly endorsed, and the accompanying Notice of Optional Conversion, are received by us. “Trading Day” shall mean any Business Day on which the common stock is traded, or able to be traded, on the “Trading Market” which means the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange, or any successor exchange to the foregoing, or any market on which our common stock is listed or admitted to trading (including any over-the-counter market).

If, at any time while the Series A Convertible Preferred Stock is outstanding: we (A) pay a stock dividend or otherwise make a distribution or distributions payable in shares of our common stock (which, for avoidance of doubt, shall not include any shares of common stock issued by us upon conversion of the Series A Convertible Preferred Stock) with respect to the then outstanding shares of common stock; (B) subdivide outstanding shares of common stock into a larger number of shares; or (C) combine (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares, which we refer to collectively as the “Anti-Dilution Provisions”, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of common stock (excluding any treasury shares) outstanding immediately before such event and of which the denominator shall be the number of shares of common stock outstanding immediately after such event (excluding any treasury shares). Any adjustment made as a result of the Anti-Dilution Provisions shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination. All calculations will be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of the Anti-Dilution Provisions, the number of shares of common stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of common stock (excluding any treasury shares) issued and outstanding. Whenever the Conversion Price is adjusted pursuant to any Anti-Dilution Provision, we will promptly deliver to each holder of Series A Convertible Preferred Stock a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

If (A) we declare a dividend (or any other distribution in whatever form) on our common stock, (B) we declare a special nonrecurring cash dividend on or a redemption of our common stock, (C) we authorize the granting to all holders of the common stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any of our shareholders shall be required in connection with any reclassification of the common stock, any consolidation or merger to which we are a party, any sale or transfer of all or substantially all of our assets, or any compulsory share exchange whereby the common stock is converted into other securities, cash or property, or (E) we authorize the voluntary or involuntary dissolution, liquidation or winding up of our affairs, then, in each case, we shall cause to be filed at each office or agency maintained for the purpose of conversion of this Series A Convertible Preferred Stock, and, except if such notice and the contents thereof shall be deemed to constitute material non-public information, shall cause to be delivered to each holder at its last address as it shall appear upon our stock books, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of our common stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of our common stock of record shall be entitled to exchange their shares of the common stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.

Notwithstanding anything herein to the contrary, we will not effect any Optional Conversion of the Series A Convertible Preferred Stock, and a holder shall not have the right to convert any portion of the Series A Convertible Preferred Stock, to the extent that, after giving effect to an attempted conversion set forth on an applicable Notice of Optional Conversion, such holder (together with such Holder’s Affiliates (as that term is defined in Rule 405 of the Securities Act), and any other natural person, company, corporation, partnership, association, trust or organization (collectively, a “Person”) whose beneficial ownership of our common stock would be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable regulations of the SEC, including any “group” of which the holder is a member, which we refer to as the “Attribution Parties,” would beneficially own a number of shares of our common stock in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the aggregate number of shares of common stock beneficially owned by such holder and its Attribution Parties shall include the number of shares of common stock held by such holder and its Attribution Parties plus the number of shares of common stock issuable upon Optional Conversion subject to the Notice of Optional Conversion with respect to which such determination is being made, but shall exclude the number of shares of common stock which are issuable upon (A) conversion of the remaining, unconverted shares of Series A Convertible Preferred Stock beneficially owned by such holder or any of its Attribution Parties, and (B) exercise or conversion of the unexercised or unconverted portion of any other of our securities beneficially owned by such holder or any of its Attribution Parties that, in the case of both (A) and (B), are subject to a limitation on conversion or exercise similar to the limitation contained herein. For purposes of this section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the SEC. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable regulations of the SEC. For purposes of this section, in determining the number of outstanding shares of common stock, a holder may rely on the number of outstanding shares of common stock as stated in the most recent of the following: (A) our most recent periodic or annual filing with the SEC, as the case may be, (B) a more recent public announcement by us that is filed with the SEC, or (C) a more recent notice by us or our transfer agent to the holder setting forth the number of shares of common stock then outstanding. Upon the written request of a holder (which may be by email), we shall, within three Trading Days thereof, confirm in writing to such holder (which may be via email) the number of shares of common stock then outstanding. In any case, the number of outstanding shares of common stock shall be determined after giving effect to any actual conversion or exercise of our securities, including shares of Series A Convertible Preferred Stock, by such holder or its Attribution Parties since the date as of which such number of outstanding shares of common stock was last publicly reported or confirmed to the holder.

The “Beneficial Ownership Limitation” shall initially be 9.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock pursuant to such Notice of Optional Conversion (to the extent permitted pursuant to this section), or 4.99% upon election by the holder at the time of the purchase of the shares of our Series A Convertible Preferred Stock in this offering. Notwithstanding the foregoing, by written notice to us, which will not be effective until the 61st day after such notice is delivered to us, the holder may reset the Beneficial Ownership Limitation percentage to a higher or lower percentage, or if such notice is given upon initial issuance of the Series A Convertible Preferred Stock to the holder, then the reset Beneficial Ownership Limitation shall be effective immediately. Upon such a change by a holder of the Beneficial Ownership Limitation, the Beneficial Ownership Limitation may not be further amended by such holder without first providing the minimum 61-day notice to us. We are entitled to rely on representations made to us by the holder in any Notice of Optional Conversion regarding its Beneficial Ownership Limitation, and the determination as to whether the Series A Convertible Preferred Stock is convertible and of which portion of the Series A Convertible Preferred Stock is convertible shall be made in the sole discretion of the holder and we shall have no obligation to verify or confirm the accuracy of such determination.

 Market Trigger Conversion

We, at our option, may cause the Series A Convertible Preferred Stock, together with accrued but unpaid dividends, to be converted, which we refer to as a “Market Trigger Conversion,” in whole or in part, on a pro rata basis, into fully paid and nonassessable shares of common stock at the Conversion Price if the Trading Price (as defined hereafter) of the common stock shall have equaled or exceeded 137.5% of the Conversion Price for at least 20 trading days in any 30 consecutive trading day period ending five days prior to the Market Trigger Conversion Date which is defined below.

As used herein, “Trading Price” of our common stock on any Trading Day (excluding any after-hours trading as of such date) shall mean:

(A)
the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and ask prices, regular way, in either case as reported by the principal consolidated transaction reporting system with respect to the common stock listed or admitted to trading or quoted on the NYSE American, or if the common stock is not listed or admitted to trading or quoted on the NYSE American, as reported in the principal consolidated transaction reporting system with respect to the common stock listed on the principal national securities exchange or national securities market on or in which the common stock is listed or admitted to trading;

(B)
if the common stock is not listed on, admitted to trading or quoted on the NYSE American or a national securities exchange or national securities market on that date, the last price quoted by OTC Market Group Inc. for the common stock on the date, or if OTC Market Group Inc. is not quoting such price, a similar quotation service selected by us;

(C)
if the common stock is not so quoted, the average mid-point of the last bid and ask prices for the common stock on that date from at least two dealers recognized as market-makers for our common stock selected by us for this purpose; or

(D)
if the common stock is not so quoted, the average of the last bid and ask prices for the common stock on that date from a dealer engaged in the trading of the common stock selected by us for such purpose.

No greater than 60 nor fewer than 20 days prior to the date of any such Market Trigger Conversion, notice (the “Market Trigger Conversion Notice”) shall be given to the holders of record of the Series A Convertible Preferred Stock to be converted, by first class mail, postage prepaid and addressed to such holders at their last addresses as shown on our stock transfer books. The Market Trigger Conversion Notice shall specify the date fixed for conversion (the “Market Trigger Conversion Date”), the place or places for surrender of shares of Series A Convertible Preferred Stock and the then effective Conversion Price.

Any outstanding shares of Series A Convertible Preferred Stock, together with accrued but unpaid dividends, subject to the Market Trigger Conversion Notice will automatically convert into shares of common stock on the Market Trigger Conversion Date. The holders entitled to receive the shares of our common stock issuable upon the Market Trigger (the “Market Trigger Conversion Shares”) will be treated as the record holder(s) of such shares as of 5:00 p.m., New York City time, on the Market Trigger Conversion Date. Prior to 5:00 p.m., New York City time, on the Market Trigger Conversion Date, the Market Trigger Conversion Shares will not be outstanding for any purpose and you will have no rights with respect to such Market Trigger Conversion Shares, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Series A Convertible Preferred Stock.

Holders Change of Control Conversion Rights

Upon a holder’s receipt of a Change of Control Notice (as defined below) until the Trading Day ending three Trading Days prior to the Change of Control Redemption Date (as defined below) (the “Change of Control Conversion Date”, holders of the Series A Convertible Preferred Stock will have the right to convert some or all of the shares of Series A Convertible Preferred Stock held by such holder, together with all accrued but unpaid dividends (the “Change of Control Conversion Right”) into shares of our common stock at the Conversion Price (the “Change of Control Conversion Shares”). In the event of a Change of Control, any shares of Series A Convertible Preferred Stock not converted pursuant to the Change of Control Conversion Right will be subject to the Change of Control Redemption described below.

Additional Conversion Terms

Delivery of Certificate or Electronic Issuance Upon Conversion

Not later than the earlier of (i) two Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period after the applicable conversion date, or if the holder requests the issuance of physical certificate(s), five Business Days after receipt by us of both the original certificate(s) representing such shares of Series A Convertible Preferred Stock being converted, duly endorsed, and the accompanying notice of conversion (the “Share Delivery Date”), we shall (A) deliver, or cause to be delivered, to the converting holder a physical certificate or certificates representing the number of either Optional Conversion Shares or Market Trigger Conversion Shares or the Change of Control Conversion Shares (collectively, the “Conversion Shares”) being acquired upon the conversion of shares of Series A Convertible Preferred Stock or (B) in the case of a DWAC Delivery, electronically transfer such Conversion Shares by crediting the account of the holder’s prime broker with DTC through its DWAC system. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Trading Market. If in the case of any Notice of Optional Conversion such certificate or certificates are not delivered to or as directed by or, in the case of a DWAC Delivery, such shares are not electronically delivered to or as directed by, the applicable holder by the Share Delivery Date, the applicable holder shall be entitled to elect to rescind such Notice of Optional Conversion by written notice to us at any time on or before its receipt of such certificate or certificates for Optional Conversion Shares or electronic receipt of such shares, as applicable, in which event we shall promptly return to such holder any original Series A Convertible Preferred Stock certificate delivered to us and such holder shall promptly return to us any common stock certificates or otherwise direct the return of any shares of common stock delivered to the holder through the DWAC system, representing the shares of Series A Convertible Preferred Stock unsuccessfully tendered for conversion to us.

Obligation Absolute

Subject to holder’s right to rescind a Notice of Optional Conversion set forth above, our obligation to issue and deliver the Conversion Shares upon conversion of Series A Convertible Preferred Stock in accordance with its terms are absolute and unconditional, irrespective of any action or inaction by a holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such holder or any other Person of any obligation to us or any violation or alleged violation of law by such holder or any other Person, and irrespective of any other circumstance which might otherwise limit our obligation to such holder in connection with the issuance of such Conversion Shares.

Buy-In on Failure to Timely Deliver Certificates Upon Conversion

If we fail to deliver to a holder the applicable certificate or certificates or to effect a DWAC Delivery, as applicable, by the Share Delivery Date (other than a failure caused by incorrect or incomplete information provided by the holder to us), and if after such Share Delivery Date the holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the holder’s brokerage firm otherwise purchases, shares of common stock to deliver in satisfaction of a sale by such holder of the Conversion Shares which the holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then we are obligated to (A) pay in cash to the holder (in addition to any other remedies available to or elected by the holder) the amount by which (x) the holder’s total purchase price (including any brokerage commissions) for the shares of common stock so purchased exceeds (y) the product of (1) the aggregate number of shares of common stock that such holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the holder, either reissue (if surrendered) the shares of Series A Convertible Preferred Stock equal to the number of shares of Series A Convertible Preferred Stock submitted for conversion or deliver to the holder the number of shares of common stock that would have been issued if we had timely complied with our delivery requirements. For example, if a holder purchases shares of common stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series A Convertible Preferred Stock with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, we would be required to pay such holder $1,000. The holder shall provide us written notice, within three Trading Days after the occurrence of a Buy-In, indicating the amounts payable to such holder in respect of such Buy-In together with applicable confirmations and other evidence reasonably requested by us. Nothing herein shall limit a holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect our failure to timely deliver certificates representing shares of common stock upon conversion of the shares of Series A Convertible Preferred Stock as required pursuant to the terms hereof; provided, however, that the holder shall not be entitled to both (i) require the reissuance of the shares of Series A Convertible Preferred Stock submitted for conversion for which such conversion was not timely honored and (ii) receive the number of shares of common stock that would have been issued if we had timely complied with its delivery requirements under the section entitled “Delivery of Certificate or Electronic Issuance Upon Conversion.”

Reservation of Shares Issuable Upon Conversion

We have agreed that we will at all times reserve and keep available out of our authorized and unissued shares of common stock for the sole purpose of issuance upon conversion of the Series A Convertible Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of Persons other than the holders of the Series A Convertible Preferred Stock, not less than such aggregate number of shares of the common stock as shall be issuable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock. We have further agreed that all shares of common stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, nonassessable and free and clear of all liens and other encumbrances.

Fractional Shares

No fractional shares or scrip representing fractional shares of common stock will be issued upon the conversion of the Series A Convertible Preferred Stock. As to any fraction of a share which a holder would otherwise be entitled to receive upon such conversion, we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price.

Transfer Taxes

The issuance of certificates for shares of the common stock upon conversion of the Series A Convertible Preferred Stock shall be made without charge to any holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that we will not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the registered holder(s) of such shares of Series A Convertible Preferred Stock and we will not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to us the amount of such tax or shall have established to our satisfaction that such tax has been paid.

Status as Shareholder

Upon each Conversion Date, (a) the shares of Series A Convertible Preferred Stock being converted shall be deemed converted into shares of common stock and (b) the holder’s rights as a holder of such converted shares of Series A Convertible Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of common stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of our failure to comply with the terms of the Certificate of Designations, Rights and Preferences of the Series A Convertible Preferred Stock. In all cases, the holder shall retain all of its rights and remedies for our failure to convert Series A Convertible Preferred Stock.

Dividends

If a holder converts any shares of Series A Convertible Preferred Stock and if the Conversion Date occurs after a Dividend Record Date and on or prior to the related Dividend Payment Date, the dividend payable on such Dividend Payment Date with respect to such shares so converted shall be payable on such Dividend Payment Date to the holders of record at the close of business on such Dividend Record Date, and shall not be converted into shares of common stock as part of the Conversion Price for such shares.

Redemption

The Series A Convertible Preferred Stock is redeemable by us at our option commencing, October 16, 2023 or on a mandatory basis at any time upon a Change of Control.

Optional Redemption

The Series A Convertible Preferred Stock is not redeemable by us prior to October 16, 2023. On or after October 16, 2023, at our option, upon not less than 30 days nor more than 60 days’ written notice, redeem (the “Optional Redemption”) the then issued and outstanding shares of Series A Convertible Preferred Stock, in whole or in part, for cash at a redemption price of $10.00 per share, plus any accrued but unpaid dividends to, but not including, the date fixed for redemption (the “Optional Redemption Date”). If we elect to redeem any shares of Series A Convertible Preferred Stock as described in this paragraph, we may use any available cash to pay the redemption price.

Notice of an Optional Redemption (the “Optional Redemption Notice”) will be mailed upon not less than 30 days nor more than 60 days before the date fixed by us for the Optional Redemption (the “Optional Redemption Date”) to each holder of record of Series A Convertible Preferred Stock at the address shown on our share transfer books. The Optional Redemption Notice shall state: (i) the Optional Redemption Date; (ii) the number of shares of Series A Convertible Preferred Stock to be redeemed; (iii) the Optional Redemption Price; (iv) the place or places where any certificates issued for Series A Convertible Preferred Stock other than through DTC book entry described below, are to be surrendered for payment of the Optional Redemption Price; (v) that dividends on the Series A Convertible Preferred Stock will cease to accrue on such Optional Redemption Date; and (vi) any other information required by law or by the applicable rules of any exchange upon which the Series A Convertible Preferred Stock may be listed or admitted for trading. If fewer than all outstanding shares of Series A Convertible Preferred Stock are to be redeemed, the Optional Redemption Notice mailed to each such holder thereof shall also specify the number of shares of Series A Convertible Preferred Stock to be redeemed from each such holder. For the avoidance of doubt, holders of shares of Series A Convertible Preferred Stock shall have the right to convert all or a portion of the Series A Convertible Preferred Stock at any time following the Optional Redemption Notice but prior to the Optional Redemption Date.

Mandatory Redemption Upon the Occurrence of a Change of Control

In the event of a transaction resulting in a Change of Control, we are required to redeem (the “Change of Control Redemption”), by irrevocable written notice to the holders, all of the then issued and outstanding shares of the Series A Convertible Preferred Stock held by the holders. Upon such Change of Control Redemption, we will pay or deliver, as applicable, to each holder in respect to each share of Series A Convertible Preferred Stock held by the holder, an amount equal to $11.00 per share of Series A Convertible Preferred Stock held by such holder plus the aggregate amount of accrued but unpaid dividends from the Dividend Payment Date immediately preceding the redemption date through, but excluding, the redemption date (the “Change of Control Redemption Price”). We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), in any event prior to the opening of business on the first Business Day following any date on which we provide the Change of Control Notice described below to the holders of shares of Series A Convertible Preferred Stock.

 A “Change of Control” is deemed to occur upon the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions which were pre-approved by our board of directors of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); provided, however, that (i) the vesting of the aggregate of 4,375,000 shares of our common stock and/or (ii) the issuance of an aggregate of 6,211,410 shares of our common stock both pursuant to the terms and conditions of that certain Agreement and Plan of Merger dated December 3, 2018 by and among cbdMD, our wholly-owned subsidiaries and Cure Based Development, LLC will not be deemed to be a Change of Control. If, in connection with a transaction resulting in a Change of Control, we or our successor shall not have sufficient funds legally available under applicable North Carolina law to redeem all outstanding shares of Series A Convertible Preferred Stock, then we shall (a) redeem, pro rata among the holders, a number of shares of Series A Convertible Preferred Stock equal to the number of shares of Series A Convertible Preferred Stock that can be redeemed with the maximum amount legally available for the redemption of such shares of Series A Convertible Preferred Stock under applicable North Carolina law, and (b) redeem all remaining shares of Series A Convertible Preferred Stock not redeemed because of the foregoing limitations at the applicable Change of Control Redemption Price as soon as practicable after we (or our successor) is able to make such redemption out of assets legally available for the purchase of such share of Series A Convertible Preferred Stock. Our inability (or that of our successor) to make a redemption payment for any reason shall not relieve us (or our successor) from our obligation to effect any required redemption when, as and if permitted by applicable law.

 On or prior to the 10th Business Day prior to the date on which we anticipate consummating a transaction which would result in a Change of Control, we shall send written notice (a “Change of Control Notice”) to each holder of record of Series A Convertible Preferred Stock at the address shown on our share transfer books. The Change of Control Notice shall state (i) the date on which the transaction that would result in a Change of Control is anticipated to be effected, (ii) a description of the material terms and conditions of such Change of Control transaction, (iii) a statement that all shares of Series A Convertible Preferred Stock shall be redeemed by us (or our successor) on the date specified in such Change of Control Notice (the “Change of Control Redemption Date”), which such date must be a Business Day of our choosing that is no later than the date of the consummation of the transaction resulting in such Change of Control, (iv) the Change of Control Redemption Price with respect to each share of Series A Convertible Preferred Stock, and (v) the procedures that holders of shares of Series A Convertible Preferred Stock must follow in order for their shares of Series A Convertible Preferred Stock to be redeemed. Any Change of Control Notice mailed or delivered will be conclusively presumed to have been duly given, whether or not any applicable holder receives such notice, but failure to duly give such notice by mail or delivery, or any defect in such notice or in the mailing or delivery thereof, to any holder of shares of Series A Convertible Preferred Stock to be redeemed pursuant to a Change of Control will not affect the validity of the proceedings for the redemption of any other share(s) of Series A Convertible Preferred Stock to the extent that such failure to duly give notice or any defect in such notice or the mailing or delivery thereof (in each case, to the extent such failure or defect is not promptly cured or corrected) does not materially prejudice any such holder. For avoidance of doubt, upon a holder’s receipt of a Change of Control Notice until the Trading Day ending three (3) Trading Days prior to the Change of Control Redemption Date, holders of shares of Series A Convertible Preferred Stock shall have the right to convert all or a portion of the Series A Convertible Preferred Stock at the Conversion Price.

Additional Redemption Procedures

At our election, on or prior to the Optional Redemption Date or the Change of Control Redemption Date (collectively, the “Redemption Date”), as applicable, we may irrevocably deposit the Optional Redemption Price or the Change of Control Redemption Price, as applicable (collectively, the “Redemption Price”) (including accrued and unpaid dividends) of the Series A Convertible Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company of its choice, in which case the notice to holders of redemption of shares of Series A Convertible Preferred Stock will (i) state the date of such deposit, and (ii) specify the office of such bank or trust company as the place of payment of the Redemption Price. Any interest or other earnings earned on the Redemption Price (including all accrued and unpaid dividends) deposited with a bank or trust company will be paid to us. Any monies so deposited that remain unclaimed by the holders of shares of Series A Convertible Preferred Stock at the end of six months after the Redemption Date will be returned to us by such bank or trust company. If we make such a deposit, shares of Series A Convertible Preferred Stock shall not be considered outstanding for purposes of voting or determining shares entitled to vote on any matter on or after the date of such deposit.

 On or after the date fixed for redemption, each holder of shares of Series A Convertible Preferred Stock that holds a certificate other than through the DTC book entry must present and surrender each certificate representing his or her Series A Convertible Preferred Stock to us at the place designated in the applicable notice and thereupon the Redemption Price of such shares will be paid to or on the order of the person whose name appears on such certificate representing the Series A Convertible Preferred Stock as the owner thereof.

If we redeem any shares of Series A Convertible Preferred Stock and if the Redemption Date occurs after a Dividend Record Date and on or prior to the related Dividend Payment Date, the dividend payable on such Dividend Payment Date with respect to such shares called for redemption shall be payable on such Dividend Payment Date to the holders of record at the close of business on such Dividend Record Date, and shall not be payable as part of the Redemption Price for such shares.

Voting Rights

Holders of shares of Series A convertible Preferred Stock will not have any voting rights other than those set forth below, except as specifically required by North Carolina law or by our articles of incorporation from time to time.

 Right to Elect Two Directors Upon Nonpayment

Whenever dividends on any shares of Series A Convertible Preferred Stock have not been declared and paid for the equivalent of 12 or more Dividend Periods, whether or not for consecutive Dividend Periods (a “Nonpayment”), the authorized number of directors on our board of directors shall, at the next annual meeting of shareholders or at a special meeting of shareholders as provided below, automatically be increased by two and holders of shares of Series A Convertible Preferred Stock, voting together as a single class, shall be entitled, at our next annual meeting of shareholders or at a special meeting of shareholders as provided below, to vote for the election of a total of two additional members of the board of directors (the “Preferred Stock Directors”); provided that the election of any such Preferred Stock Directors will not cause our company to violate the corporate governance requirements of NYSE American (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; provided further that such Preferred Stock Director shall not be subject to any “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualifying Event”), except for a Disqualifying Event covered by Rule 506(d)(2) or (d)(3); provided further that the board of directors shall, at no time, include more than two Preferred Stock Directors.

In the event of a Nonpayment, the holders of at least 25% of the shares of Series A Convertible Preferred Stock may request that a special meeting of shareholders be called to elect such Preferred Stock Directors; provided, however, to the extent permitted by our bylaws, if the next annual or a special meeting of shareholders is scheduled to be held within 90 days of the receipt of such request, the election of such Preferred Stock Directors shall be included in the agenda for, and shall be held at, such scheduled annual or special meeting of shareholders. The Preferred Stock Directors shall stand for reelection annually, at each subsequent annual meeting of the shareholders, so long as the holders continue to have such voting rights. At any meeting at which the holders are entitled to elect Preferred Stock Directors, the holders of record of at least 33 1/3% of the then outstanding shares of Series A Convertible Preferred Stock, present in person or represented by proxy, shall constitute a quorum and the vote of the holders of record of a majority of such shares of Series A Convertible Preferred Stock so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the Preferred Stock Directors.

If and when all accumulated and unpaid dividends on Series A Convertible Preferred Stock have been paid in full (a “Nonpayment Remedy”), the holders shall immediately and, without any further action by us, be divested of the voting rights described in this section, subject to the revesting of such rights in the event of each subsequent Nonpayment. If such voting rights for the holders shall have terminated, the term of office of each Preferred Stock Director so elected shall terminate at such time and the authorized number of directors on the board of directors shall automatically decrease by two.

Any Preferred Stock Director may be removed at any time, with or without cause, by the holders of a majority in voting power of the outstanding shares of Series A Convertible Preferred Stock then outstanding when they have the voting rights described in this section. In the event that a Nonpayment shall have occurred and there shall not have been a Nonpayment Remedy, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, except in the event that such vacancy is created as a result of such Preferred Stock Director being removed or if no Preferred Stock Director remains in office, such vacancy may be filled by a vote of the holders of a majority in voting power of the outstanding shares of Series A Convertible Preferred Stock then outstanding when they have the voting rights described above; provided that the election of any such Preferred Stock Directors to fill such vacancy will not cause our company to violate the corporate governance requirements of NYSE American (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote.

Other Voting Rights

So long as any shares of Series A Convertible Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our articles of incorporation, we shall not, without the affirmative vote or consent of the holders of at least two-third (2/3) in voting power of the outstanding shares of Series A Convertible Preferred Stock, voting as a separate class, given in person or by proxy, either by vote at an annual or special meeting of such shareholders or, if and to the extent permitted by applicable North Carolina law and our articles of incorporation, in writing:

(i)
adopt any amendment to our articles of incorporation or bylaws that would materially affect the special rights, preferences, privileges or voting powers of the Series A Convertible Preferred Stock, and if all series of a class of preferred stock are not equally affected by a proposed change to the existing terms of the Series A Convertible Preferred Stock, the approval of the holders and the approval of the holders of at least two-third (2/3) in voting power of the series that will have a diminished status will be required to authorize such change; or

(ii)
create a Senior Stock, although consent by the holders of the Series A Convertible Preferred Stock will not be required for the creation of a Senior Stock if the Series A Convertible Preferred Stockholders received adequate notice of redemption to occur within 90 days; provided, however, a vote of the holders of the Series A Convertible Preferred Stock will be required if all or part of shares of Series A Convertible Preferred Stock is being retired with proceeds from the sale of the new issue;

provided, however, that so long as any shares of Series A Convertible Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our articles of incorporation, we shall not, without the affirmative vote or consent of the holders of at least a majority in voting power of the outstanding shares of Series A Convertible Preferred Stock, voting as a separate class, given in person or by proxy, either by vote at an annual or special meeting of such shareholders or, if and to the extent permitted by applicable North Carolina law and our articles of incorporation, increase in the number of authorized shares of Series A Convertible Preferred Stock, except in connection with the Anti-Dilution Provisions or create an issue of Parity Stock as to dividend rights and distribution rights upon our liquidation, winding up or dissolution;

provided, further, however, that:

(A)	any increase in the amount of our authorized but unissued shares of preferred stock,

(B)	any increase in the amount of our authorized or issued shares of Series A Convertible Preferred Stock as a result of the Anti-Dilution Provisions, and

(C)
the creation or issuance, or an increase in the authorized or issued amount, of any other series of junior stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution, shall be deemed not to adversely affect the special rights, preferences, privileges or voting powers of the Series A Convertible Preferred Stock and shall not require the affirmative vote or consent of holders.

 Amendments without Holder Consent

Without the consent of the holders, so long as such action does not adversely affect the special rights, preferences, privileges or voting powers of the Series A Convertible Preferred Stock and limitations and restrictions thereof, we may amend, alter, supplement or repeal any terms of the Series A Convertible Preferred Stock to:

(A)
to cure any ambiguity or mistake, or to correct or supplement any provision contained in the Certificate of Designations, Rights and Preferences of the Series A Convertible Preferred Stock that may be defective or inconsistent with any other provision contained in the Certificate of Designations, Rights and Preferences;

(B)
to make any provision with respect to matters or questions relating to the Series A Convertible Preferred Stock that is not inconsistent with the provisions of our articles of Incorporation or the Certificate of Designations, Rights and Preferences; or

(C)	to waive any of our rights with respect to the Series A Convertible Preferred Stock.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Convertible Preferred Stock are outstanding, we shall use our best efforts to (a) transmit by mail to all holders of Series A Convertible Preferred Stock, as their names and addresses appear in our record books and without cost to such holders, copies of the annual reports and quarterly reports that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to such sections (other than any exhibits that would have been required) and (b) promptly upon written request, supply copies of such reports to any prospective holder of Series A Convertible Preferred Stock. We will mail the reports to the holders of Series A Convertible Preferred Stock within 30 days after the respective dates by which we would have been required to file the reports with the SEC if we were then subject to Section 13 or 15(d) of the Exchange Act, assuming we are a “non-accelerated filer” in accordance with the Exchange Act.

 Record Holders

We and our transfer agent shall deem and treat the record holder of any shares of Series A Convertible Preferred Stock as the true and lawful owner thereof for all purposes, and neither our company nor our transfer agent shall be affected by any notice to the contrary.

Sinking Fund

The Series A Convertible Preferred Stock shall not be entitled to the benefits of any retirement or sinking fund.

Status of Acquired Shares

All shares of Series A Convertible Preferred Stock redeemed or converted, or otherwise acquired by us, will be cancelled and restored to the status of authorized but unissued shares of undesignated preferred stock.

Preemptive Rights

No holders of the Series A Convertible Preferred Stock will, as holders of Series A Convertible Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any other security.

Book-Entry Procedures

The Series A Convertible Preferred DTC will act as securities depository for our outstanding Series A Convertible Preferred Stock. With respect to the Series A Convertible Preferred Stock offered hereunder, we will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of shares of Series A Convertible Preferred Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the shares of Series A Convertible Preferred Stock that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Series A Convertible Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Series A Convertible Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series A Convertible Preferred Stock.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the placement agent, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase shares of Series A Convertible Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series A Convertible Preferred Stock on DTC’s records. You will be considered to be the “beneficial owner” of the Series A Convertible Preferred Stock. Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of Series A Convertible Preferred Stock are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series A Convertible Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

The laws of some states may require that specified purchasers of securities take physical delivery of shares of Series A Convertible Preferred Stock in definitive form. These laws may impair the ability to transfer beneficial interests in the global certificates representing the Series A Convertible Preferred Stock.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as you, desires to take any action that a holder is entitled to take under our amended and restated certificate of incorporation (including the certificate of designations designating the Series A Convertible Preferred Stock), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any optional conversion, Market Trigger or redemption notices with respect to the Series A Convertible Preferred Stock will be sent to Cede & Co. If less than all of the outstanding shares of Series A Convertible Preferred Stock are being converted or redeemed, DTC will reduce each Direct Participant’s holdings of shares of Series A Convertible Preferred Stock in accordance with its procedures.

 In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series A Convertible Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the shares of Series A Convertible Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends on the Series A Convertible Preferred Stock are made directly to DTC (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Series A Convertible Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series A Convertible Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series A Convertible Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series A Convertible Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

Initial settlement for the Series A Convertible Preferred Stock will be made in immediately available funds. Secondary market trading among DTC’s participants occurs in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Direct Registration System

The Series A Convertible Preferred Stock will be registered in book-entry form through the Direct Registration System (the “DRS”). The DRS is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated shares, which ownership shall be evidenced by periodic statements issued by the depositary to the holders of shares of Series A Convertible Preferred Stock entitled thereto. This direct registration form of ownership allows investors to have securities registered in their names without requiring the issuance of a physical stock certificate, eliminates the need for you to safeguard and store certificates and permits the electronic transfer of securities to effect transactions without transferring physical certificates.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relevant to the purchase, ownership, disposition and conversion of the Series A Convertible Preferred Stock and the ownership and disposition of our common stock received upon conversion of the Series A Convertible Preferred Stock. The following summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations and judicial and administrative authority, all of which are subject to change, possibly with retroactive effect, or to different interpretations. We have not sought any ruling from the Internal Revenue Service (the "IRS") or opinion of counsel with respect to the statements made and conclusions reached in this summary, and there can be no assurance that the IRS or a court will agree with these summary statements and conclusions.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to an investor's decision to purchase shares of Series A Convertible Preferred Stock, nor any tax consequences arising under U.S. federal estate or gift tax laws or under the laws of any state, locality or foreign jurisdiction. This summary also does not address the Medicare tax on certain investment income or the tax consequences that may be applicable to special classes of investors including, but not limited to, tax-exempt organizations, qualified foreign pension funds, insurance companies, banks or other financial institutions, partnerships or other pass-through entities or holders of interests therein, dealers in securities or currency, persons liable for the alternative minimum tax, U.S. expatriates and former long-term U.S. residents, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, regulated investment companies, real estate investment trusts, "controlled foreign corporations," "passive foreign investment companies," common trust funds, certain trusts, hybrid entities, U.S. holders whose "functional currency" is not the U.S. dollar, foreign governments or international organizations and persons that will hold our Series A Convertible Preferred Stock or common stock as a position in a "straddle", "conversion transaction" or other risk reduction transaction.

This summary is limited to taxpayers who will hold our Series A Convertible Preferred Stock and our common stock received upon conversion of our Series A Convertible Preferred Stock as "capital assets" (generally, property held for investment). We cannot assure you that a change in the law will not significantly alter the tax consequences that we describe in this discussion.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Series A Convertible Preferred Stock or common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. Accordingly, we urge partnerships (including entities and arrangements treated as partnerships for U.S. federal income tax purposes) that hold our Series A Convertible Preferred Stock and partners in such partnerships to consult their tax advisors.

Tax reform legislation informally known as the Tax Cuts and Jobs Act (the “Tax Act”) was enacted in the United States on December 22, 2017. The Tax Act makes major changes to the Code, including a number of provisions that may affect the taxation of holders. The individual and collective impact of these changes is uncertain, and may not become evidence for some period of time. Legislative, regulatory, or administrative changes could be enacted or promulgated at any time, either prospectively or with retroactive effect, and may adversely affect the Fund the Company and/or its shareholders. We urge each prospective investor to consult with its own tax adviser as to the U.S. federal, state, local, foreign and any other tax consequences, including the implications of the Tax Act, of the purchase, ownership, conversion and disposition of our Series A Convertible Preferred Stock and of the ownership and disposition of our common stock.

Consequences to U.S. holders of Series A Convertible Preferred Stock or common stock

The discussion in this section is addressed to a holder of our Series A Convertible Preferred Stock and common stock received in respect thereof that is a U.S. holder for U.S. federal income tax purposes. You are a "U.S. holder" if you are a beneficial owner of Series A Convertible Preferred Stock or common stock and you are, for U.S. federal income tax purposes:

●
An individual citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or who meets the "substantial presence" test under Section 7701(b) of the Code;

●
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or
●
a trust (i) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election to be treated as a U.S. person.

Distributions in General. Distributions with respect to our Series A Convertible Preferred Stock and our common stock (other than certain stock distributions with respect to our common stock) will be treated as dividends to the extent of our current or accumulated earnings and profits, as determined under the Code. To the extent that the amount of distributions with respect to our Series A Convertible Preferred Stock or common stock exceeds our current and accumulated earnings and profits, such excess will be treated first as a tax-free return of capital to the extent of the U.S. holder's adjusted tax basis in such Series A Convertible Preferred Stock or common stock, as the case may be, on a share-by-share basis, and thereafter as capital gain. Such gain will be long-term capital gain provided that the U.S. holder has held such Series A Convertible Preferred Stock or common stock, as the case may be, for more than one year as of the time of the distribution. For a discussion of a U.S. holder's tax basis and holding period in respect of our common stock received with respect to our Series A Convertible Preferred Stock, see below under "Common Stock Distributions on the Series A Convertible Preferred Stock" and "Conversion of Series A Convertible Preferred Stock into Common Stock."

Subject to certain exceptions for short-term and hedged positions and dividends that a holder elects to treat as "investment income," distributions constituting dividend income received by non-corporate U.S. holders in respect of our Series A Convertible Preferred Stock or common stock will be subject to a reduced U.S. federal income tax rate if such dividends are treated as "qualified dividend income" for U.S. federal income tax purposes. If a dividend received by a non-corporate U.S. holder that qualifies for the rate reduction is an "extraordinary dividend" within the meaning of Section 1059 of the Code, such non-corporate U.S. holder would be required to treat any losses on the sale of Series A Convertible Preferred Stock as long-term capital loss to the extent of such "extraordinary dividend," irrespective of such holder's holding period for the stock.

Subject to similar exceptions for short-term and hedged positions, distributions on our Series A Convertible Preferred Stock and common stock constituting dividend income paid to U.S. holders that are U.S. corporations are subject to tax at ordinary corporate rates, but will qualify for the dividends received deduction. However, any distribution (or the portion of any distribution) that exceeds our current and accumulated earnings and profits will not be eligible for the dividends received deduction. A U.S. holder should consult its own tax adviser regarding the availability of the reduced U.S. federal income tax rate applicable to "qualified dividend income" or the dividends received deduction, as applicable, in the light of its particular circumstances.

Investors that are U.S. corporations that receive an "extraordinary dividend" within the meaning of Section 1059 of the Code in respect of our Series A Convertible Preferred Stock or common stock generally would be required to reduce their basis in our Series A Convertible Preferred Stock or common stock (but not below zero) by the portion of the dividend that is not taxed because of the dividends received deduction. To the extent the non-taxed portion of such dividend exceeds the corporate investor's stock basis, such investor must treat such excess as gain from the sale or exchange of our Series A Convertible Preferred Stock or common stock for the taxable year in which such dividend is received.

Common Stock Distributions on the Series A Convertible Preferred Stock. If the Company pays a distribution on the Series A Convertible Preferred Stock in the form of common stock, such distribution will be taxable for U.S. federal income tax purposes in the same manner as distributions described above under "Distributions in General." The amount of such distribution will equal the fair market value on the distribution date of the common stock distributed to a U.S. holder on that date. A U.S. holder's tax basis in such common stock will equal the fair market value of such common stock on the distribution date, and such U.S. holder's holding period for such common stock will begin on the day following the distribution date.

Sale or Other Disposition. A U.S. holder will generally recognize capital gain or loss on a sale or exchange of our Series A Convertible Preferred Stock (other than pursuant to a conversion into common stock or pursuant to a redemption) or common stock equal to the difference between the amount realized upon the sale or exchange (not including any proceeds attributable to any dividends in arrears, which generally will be taxable as described above under "Distributions in General") and the U.S. holder's adjusted tax basis in the shares sold or exchanged. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder's holding period for the shares sold or exchanged is more than one year. Long-term capital gains of non-corporate taxpayers generally are subject to a reduced rate of taxation. The deductibility of capital losses is subject to limitations.

Conversion of Series A Convertible Preferred Stock into Common Stock. As a general rule, a U.S. holder will not recognize any gain or loss in respect of the receipt of common stock upon the conversion of our Series A Convertible Preferred Stock into common stock. Cash received in lieu of a fractional share of common stock will generally be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the amount of adjusted tax basis in the stock that is allocable to the fractional share.

The adjusted tax basis of common stock received on conversion will equal the adjusted tax basis of the Series A Convertible Preferred Stock converted (reduced by the portion of adjusted tax basis allocated to any fractional shares of common stock exchanged for cash, as described above), and the holding period of such common stock received on conversion will generally include the period during which the Series A Convertible Preferred Stock was held by the U.S. holder prior to conversion. A U.S. holder's tax basis in a fractional share will be determined by allocating such holder's tax basis in the Series A Convertible Preferred Stock between the common stock such U.S. holder receives upon conversion and the fractional share in accordance with their respective fair market values.

If a U.S. holder exercises its right to convert the Series A Convertible Preferred Stock into shares of common stock after a regular record date but before the Dividend Payment Date, then upon conversion, the U.S. holder generally will be required to pay to us in cash an amount equal to the portion of such dividend attributable to the current monthly dividend period. In this case, the U.S. holder will be entitled to receive the dividend payment on the corresponding Dividend Payment Date. A U.S. holder should consult its own tax adviser with respect to the treatment of such cash payment and the subsequent receipt of such dividend payment.

Adjustment of Conversion Price. The conversion price of the Series A Convertible Preferred Stock is subject to adjustment under certain circumstances pursuant to the Anti-Dilution Provisions. Treasury Regulations promulgated under Section 305 of the Code would treat a U.S. holder of our Series A Convertible Preferred Stock as having received a constructive distribution includable in such U.S. holder's income in the manner described under "Distributions in General," above, if and to the extent that certain adjustments (or failures to make adjustments) in the conversion price increase the proportionate interest of the U.S. holder in our assets or earnings and profits. For example, a decrease in the conversion price to reflect a taxable dividend to holders of common stock will generally give rise to a deemed taxable dividend to the holders of Series A Convertible Preferred Stock to the extent of an allocable portion of our current and accumulated earnings and profits. Thus, under certain circumstances, U.S. holders may recognize income in the event of a constructive distribution even though they may not receive any cash or property. Adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution in the interest of the U.S. holders of the Series A Convertible Preferred Stock (other than an adjustment in respect of a taxable dividend on the common stock), however, generally will not be considered to result in a constructive dividend distribution.

Redemption of Series A Convertible Preferred Stock. If we redeem our Series A Convertible Preferred Stock solely in exchange for common stock, the tax consequences to a U.S. holder would be as described above under "—Conversion of Series A Convertible Preferred Stock into common stock" (except that any common stock received in respect of dividends in arrears generally will be taxable as described above under "Distributions in General").

If we redeem our Series A Convertible Preferred Stock solely in exchange for cash, the redemption would be treated as a sale or exchange if the redemption (i) results in a meaningful reduction in the U.S. holder's interest in us or (ii) results in a complete termination of the U.S. holder's entire equity interest in us (in either case, within the meaning of Section 302(b) of the Code). If the redemption qualifies as a sale under one of these rules, the tax consequences to a U.S. holder would be as described above under "Sale or other disposition." If the redemption does not qualify as a sale for tax purposes under the rules described above, the amount of cash received by a U.S. holder would be treated as described above under "Distributions in General."

If we redeem our Series A Convertible Preferred Stock in exchange for a combination of cash and common stock, a U.S. holder could not recognize a loss but would recognize gain equal to the lesser of (i) the excess of the sum of the fair market value of the common stock and the amount of cash received (not including any proceeds attributable to any dividends in arrears, which generally will be taxable as described above under "Distributions in General") over the U.S. holder's adjusted tax basis in the Series A Convertible Preferred Stock redeemed, and (ii) the amount of cash received by the U.S. holder (not including any proceeds attributable to any dividends in arrears, which generally will be taxable as described above under "Distributions in General"). The character of such gain is uncertain. If the redemption results in a meaningful reduction in the U.S. holder's interest in us (within the meaning of Section 302(b) of the Code), then the gain would be capital gain that is taxed as described above under "—Sale or other disposition." If the redemption does not qualify as a sale for tax purposes under one of these rules, the gain recognized by you would be treated as described above under "Distributions in General." The initial adjusted tax basis of common stock received by a U.S. holder upon redemption will be equal to the U.S. holder's aggregate adjusted tax basis in the Series A Convertible Preferred Stock redeemed, reduced by the amount of any cash received (other than cash attributable to accrued but unpaid dividends), and increased by the amount of gain, if any, recognized. The holding period for the shares of common stock received by the U.S. holder upon redemption of the Series A Convertible Preferred Stock generally will include the U.S. holder's holding period in the Series A Convertible Preferred Stock redeemed, except that the holding period of any common stock received with respect to dividends in arrears will commence on the day after the date of receipt.

Information Reporting and Backup Withholding. Certain U.S. holders will be subject to information reporting with respect to distributions on our Series A Convertible Preferred Stock or common stock and the payment of proceeds on the sale or other disposition of our Series A Convertible Preferred Stock or common stock, and backup withholding may apply unless the U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules.

 Any amount withheld under the backup withholding rules from a payment to a U.S. holder is allowable as a credit against such holder's U.S. federal income tax liability, which may entitle the U.S. holder to a refund if the amount of taxes withheld exceed the U.S. holder's actual tax liability, provided that the U.S. holder timely provides the required information to the IRS. U.S. holders are urged to consult their own tax advisers regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.

Consequences to non-U.S. holders of Series A Convertible Preferred Stock or common stock

The discussion in this section is addressed to a holder of our Series A Convertible Preferred Stock and common stock received in respect thereof that is a non-U.S. holder. You are a "non-U.S. holder" if you are a beneficial owner of Series A Convertible Preferred Stock or common stock received in respect thereof and you are not a U.S. holder.

Distributions. Generally, distributions (including any constructive distributions taxable as dividends as described below and any cash paid upon a conversion that is treated as a dividend) treated as dividend income and paid to a non-U.S. holder with respect to our Series A Convertible Preferred Stock or our common stock will be subject to a 30% U.S. withholding tax, or such lower rate as may be specified by an applicable tax treaty. Any dividends paid on our Series A Convertible Preferred Stock in shares of our common stock and taxed as dividend income as described above under "Consequences to U.S. holders of Series A Convertible Preferred Stock or common stock—common stock distributions on the Series A Convertible Preferred Stock" will be subject to withholding tax in the same manner as described in the previous sentence. Any required withholding tax might be satisfied by the withholding agent through a sale of a portion of the shares you receive as a dividend or might be withheld from cash dividends or sales proceeds subsequently paid or credited to you. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN, IRS Form W-8BEN-E, or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

Dividends that are effectively connected with a trade or business carried on by a non-U.S. holder within the United States, and, to the extent an applicable tax treaty provides, attributable to a permanent establishment maintained by the non-U.S. holder in the United States, will generally be subject to U.S. federal income tax on a net basis at the individual or corporate rates generally applicable to U.S. holders, but will not be subject to U.S. withholding tax if certain certification requirements are satisfied. You can generally meet the certification requirements by providing a properly executed IRS Form W-8ECI or appropriate substitute form to the applicable withholding agent. A non-U.S. holder that is a corporation may also be subject to a "branch profits tax" at a 30% rate (or such lower rate as may be specified by an applicable tax treaty) on its "effectively connected earnings and profits," subject to certain adjustments, which will include effectively connected dividends.

A non-U.S. holder of our common stock may obtain a refund of any excess amounts withheld under these rules if the non-U.S. holder is eligible for a reduced rate of United States withholding tax and an appropriate claim for refund is timely filed with the IRS.

Sale or Other Disposition. Subject to the discussion under "Information reporting and backup withholding" and "FATCA," a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange or other taxable disposition (other than a redemption) of our Series A Convertible Preferred Stock or our common stock unless:

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the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States and, if required by an applicable tax treaty, is attributable to a permanent establishment or fixed base maintained by such non-U.S. holder in the United States);

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the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

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our common stock constitutes a "United States real property interest" by reason of our status as a "United States real property holding corporation" ("USRPHC") for U.S. federal income tax purposes at any time during the five-year period ending on the date of such disposition or, if shorter, the non-U.S. holder's holding period for its shares of common stock or Series A Convertible Preferred Stock, as applicable, and one of the circumstances below applies to you.

A non-U.S. holder whose gain is described in the first bullet point above will be subject to U.S. federal income tax on the gain derived from the sale in the same manner as a U.S. person, unless an applicable tax treaty provides otherwise. If such non-U.S. holder is a foreign corporation, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable tax treaty) on its effectively connected earnings and profits attributable to such gain, as adjusted for certain items. A non-U.S. holder described in the second bullet point above will be subject to a 30% U.S. federal income tax (or such lower rate as may be specified by an applicable tax treaty) on the gain derived from the sale, which may be offset by certain U.S.-source capital losses.

 With respect to the third bullet point above, we are, and expect to continue to be for the foreseeable future, a USRPHC (and the remainder of this discussion assumes we are and will be a USRPHC). Our common stock is currently listed on the NYSE American and we believe that, for as long as we continue to be so listed, our common stock will be treated as regularly traded on an established securities market. If we are a USRPHC, and if our common stock continues to be regularly traded on an established securities market:

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with respect to a disposition of our common stock, if you have owned, or are deemed to have owned, at any time within the shorter of the five-year period preceding the disposition of our common stock or your holding period for your common stock, more than 5% of our common stock, you generally would be subject to U.S. federal income tax on any gain from the disposition;

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with respect to a disposition of Series A Convertible Preferred Stock, if (as expected) the Series A Convertible Preferred Stock is not regularly traded on an established securities market at the time of the disposition and, on the date you acquired the Series A Convertible Preferred Stock, it had a fair market value greater than 5% of the fair market value of our common stock outstanding, you generally would be subject to U.S. federal income tax on the gain from the disposition and the transferee of the Series A Convertible Preferred Stock generally would be required to withhold 15% of the gross proceeds payable to you. For this purpose, if you subsequently acquire additional Series A Convertible Preferred Stock, then such Series A Convertible Preferred Stock would be aggregated and valued as of the date of the subsequent acquisition in order to apply the 5% limitation.

If the gain from any disposition is subject to tax as described above, it will be taxed as if you were a U.S. holder and you would be required to file a U.S. tax return with respect to such gain.

If, during the calendar year in which the relevant sale, exchange or other taxable disposition occurs, we are a USRPHC and our common stock were not considered to be regularly traded on an established securities market, all non-U.S. holders generally would be subject to U.S. federal income tax on any gain from the disposition of the Series A Convertible Preferred Stock or our common stock (regardless of the amount of Series A Convertible Preferred Stock or our common stock owned), and transferees of the Series A Convertible Preferred Stock or our common stock would generally be required to withhold 15% of the gross proceeds payable to the non-U.S. holder. The gain from the disposition would be subject to regular U.S. income tax as if the non-U.S. holder were a U.S. holder, and the non-U.S. holder would be required to file a U.S. tax return with respect to such gain.

Non-U.S. holders that may be treated as actually or constructively owning more than 5% of our Series A Convertible Preferred Stock or common stock should consult their own tax advisers with respect to the U.S. federal income tax consequences of the ownership and disposition of Series A Convertible Preferred Stock or common stock.

Conversion of Series A Convertible Preferred Stock into Common Stock. You generally will not recognize any gain or loss by reason of receiving common stock upon conversion of the Series A Convertible Preferred Stock, except gain or loss will be recognized with respect to any cash received in lieu of fractional shares, which may be subject to U.S. federal income tax, as discussed above in "Sale or other disposition."

Notwithstanding these general rules, if a non-U.S. holder is subject to tax under the special rules governing USRPHCs as described above under "Sale or other disposition" with respect to its Series A Convertible Preferred Stock but not the common stock into which the Series A Convertible Preferred Stock is convertible, then the conversion of the Series A Convertible Preferred Stock into common stock would be a taxable event and such non-U.S. holder would be subject to U.S. tax in the same manner as described in "Sale or other disposition." This situation could arise, for example, if the Series A Convertible Preferred Stock were "regularly traded" and a non-U.S. holder owned more than 5% of Series A Convertible Preferred Stock that was convertible into less than 5% of the common stock. If, as to a non-U.S. holder, both the Series A Convertible Preferred Stock and the common stock into which the Series A Convertible Preferred Stock is convertible are subject to the special rules governing USRPHCs described above, then, although the conversion of the Series A Convertible Preferred Stock solely into the common stock generally would not be taxable, the non-U.S. holder may be required to file a U.S. federal income tax return for the taxable year of the conversion and satisfy certain procedural requirements in accordance with the applicable Treasury Regulations.

Non-U.S. holders that may be subject to the special rules governing USRPHCs should consult their own tax advisers with respect to the U.S. federal income tax consequences of the conversion of their Series A Convertible Preferred Stock into common stock, including any filing requirements that may be applicable.

Adjustment of Conversion Price. As described above under "Consequences to U.S. Holders of Series A Convertible Preferred Stock or common stock—Adjustment of Conversion Price," adjustments in the conversion price (or failures to adjust the conversion price) that result in an increase in the proportionate interest of a non-U.S. holder in our assets or earnings and profits could result in deemed distributions to the non-U.S. holder that are taxed as described under "Distributions." It is possible that any withholding tax on such a deemed distribution might be satisfied by the withholding agent through a sale of a portion of the shares you receive as a dividend or might be withheld from cash dividends, shares of our common stock or sale proceeds subsequently paid or credited to you.

Redemption of Series A Convertible Preferred Stock. If we redeem our Series A Convertible Preferred Stock solely in exchange for common stock, the tax consequences to a non-U.S. holder would be as described above under "Conversion of Series A Convertible Preferred Stock into common stock" (except that any common stock received in respect of dividends in arrears generally will be taxable as described above under "Distributions").

If we redeem our Series A Convertible Preferred Stock solely in exchange for cash, the redemption would be treated as a sale or exchange if the redemption results in a meaningful reduction in the non-U.S. holder's interest in us, or results in a complete termination of the non-U.S. holder's entire equity interest in us (in each case, within the meaning of Section 302(b) of the Code). If the redemption qualifies as a sale under one of these rules, the tax consequences to a non-U.S. holder would be as described above under "Sale or other disposition." If the redemption does not qualify as a sale for tax purposes under the rules described above, the amount of cash received by a non-U.S. holder would be treated as described above under "Distributions."

If we redeem our Series A Convertible Preferred Stock in exchange for a combination of cash and common stock, a non-U.S. holder would recognize gain (but not loss) equal to the lesser of (i) the excess of the sum of the fair market value of the common stock and the amount of cash received (not including any proceeds attributable to any dividends in arrears, which generally will be taxable as described above under "Distributions") over the non-U.S. holder's adjusted tax basis in the Series A Convertible Preferred Stock redeemed, and (ii) the amount of cash received by the non-U.S. holder (not including any proceeds attributable to any dividends in arrears, which generally will be taxable as described above under "Distributions"), provided, however, that the amount of gain required to be recognized by a non-U.S. holder that is subject to tax under the special rules governing USRPHCs may be greater than described above.

The tax treatment of any such gain to non-U.S. holders is uncertain. If the redemption results in a meaningful reduction in the non-U.S. holder's interest in us (in either case, within the meaning of Section 302(b) of the Code), then the gain generally would be taxed only as described above under "Sale or other disposition." If the redemption does not qualify as a sale for tax purposes under one of these rules, the gain generally would be treated as described above under "Distributions." Because the characterization of a redemption of the Series A Convertible Preferred Stock in exchange for common stock is uncertain and is determined on a holder-by-holder basis, it is possible that a withholding agent would withhold on the cash proceeds received.

Non-U.S. holders that are subject to tax under the special rules governing USRPHCs should consult their own tax advisers with respect to the U.S. federal income tax consequences of a redemption of their Series A Convertible Preferred Stock, including any filing requirements that may be applicable.

Information Reporting and Backup Withholding. Payment of dividends (including constructive dividends), and the tax withheld with respect thereto, is subject to information reporting requirements. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty or withholding was not required because the dividends were effectively connected with a trade or business in the United States conducted by the non-U.S. holder. Copies of the information returns reporting such dividends and withholding may also be made available under the provisions of an applicable tax treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides. U.S. backup withholding will generally apply to the payment of dividends to non-U.S. holders unless such non-U.S. holders furnish to the payor a Form W-8BEN or Form W-8BEN-E (or other applicable form) or otherwise establish an exemption.

Payment by a U.S. office of a broker of the proceeds of a sale of our Series A Convertible Preferred Stock or common stock is subject to both backup withholding and information reporting unless the non-U.S. holder, or beneficial owner thereof, as applicable, certifies that it is a non-U.S. holder on Form W-8BEN or Form W-8BEN-E (or other suitable substitute or successor form), or otherwise establishes an exemption. Subject to certain exceptions, backup withholding and information reporting generally will not apply to a payment of proceeds from the sale of our Series A Convertible Preferred Stock or common stock if such sale is effected through a foreign office of a broker, provided that the broker does not have certain U.S. connections.

Any amount withheld under the backup withholding rules from a payment to a non-U.S. holder is allowable as a credit against such holder's U.S. federal income tax liability (if any), which may entitle the holder to a refund if in excess of such liability, provided that the holder timely provides the required information to the IRS. Non-U.S. holders are urged to consult their own tax advisers regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.

FATCA. Sections 1471 to 1474 of the Code (such sections, and the Treasury Regulations and administrative guidance issued thereunder, commonly referred to as “FATCA”) impose a 30% U.S. withholding tax on certain "withholdable payments" made to a "foreign financial institution" or a "non-financial foreign entity." "Withholdable payments" include payments of dividends and the gross proceeds from a disposition of certain property (such as the Series A Convertible Preferred Stock or our common stock), if such disposition occurs after December 31, 2018. In general, if a holder is a "foreign financial institution" (which includes investment entities such as hedge funds and private equity funds), the 30% withholding tax will apply to withholdable payments made to such holder, unless such holder enter into an agreement with the U.S. Department of Treasury to collect and provide substantial information regarding its U.S. account holders, including certain account holders that are foreign entities with U.S. owners, and to withhold 30% on certain "passthru payments." If such holder is a "non-financial foreign entity," FATCA also generally will impose a withholding tax of 30% on withholdable payments made to such holder unless the holder provide the withholding agent with a certification that it does not have any "substantial United States owners" or a certification identifying its direct and indirect substantial United States owners. Intergovernmental agreements between the United States and a holder's resident country may modify some of the foregoing requirements.

Non-U.S. holders should consult their own tax advisers with respect to the U.S. federal income tax consequences of FATCA on their ownership and disposition of Series A Convertible Preferred Stock and common stock.

UNDERWRITING

ThinkEquity, a division of Fordham Financial Management, Inc., is acting as the representative of the underwriters of this offering, which we refer to as the Representative or ThinkEquity. We have entered into an underwriting agreement dated            , 2021 with the Representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below and each underwriter named below has severally and not jointly agreed to purchase from us, at the public offering price per share less the underwriting discounts set forth on the cover page of this prospectus supplement, the number of shares of Series A Convertible Preferred Stock listed next to its name in the following table:

Underwriters	Number of Shares
ThinkEquity, a division of Fordham Financial Management, Inc.

Total

All of the shares of Series A Preferred Stock to be purchased by the underwriters will be purchased from us.

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of Series A Convertible Preferred Stock offered by this prospectus supplement are subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions specified in the underwriting agreement. The shares of Series A Convertible Preferred Stock are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the shares of Series A Preferred Stock offered by this prospectus supplement if any such shares of Series A Convertible Preferred Stock are taken, other than those shares of Series A Convertible Preferred Stock covered by the over-allotment option described below.

We expect that delivery of the Series A Convertible Preferred Stock will be made against payment therefor on or about                 , 2021. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise.

Over-Allotment Option

We have granted to the underwriters an option, exercisable no later than 45 calendar days after the closing of this offering, to purchase up to an additional                            shares of Series A Convertible Preferred Stock (15% of the shares of Series A Convertible Preferred Stock sold in this offering) from us to cover over-allotments, if any, at a price per share of Series A Convertible Preferred Stock equal to the public offering price, less the underwriting discounts and commissions. The underwriters may exercise this option only to cover over-allotments made in connection with this offering. If the underwriters exercise this option in whole or in part, thenthe underwriters will be severally committed, subject to the conditions described in the underwriting agreement, to purchase these additional shares of Series A Convertible Preferred Stock. If any additional shares of Series A Preferred Stock are purchased, the underwriters will offer the additional shares of Series A Convertible Preferred Stock on the same terms as those on which the shares of Series A Convertible Preferred Stock are being offered hereby.

Discounts and Commissions

The Representative has advised us that the underwriters propose to offer the shares of Series A Convertible Preferred Stock to the public at the public offering price per share set forth on the cover page of this prospectus supplement. The underwriters may offer shares to securities dealers at that price less a concession of not more than $            per share. After the initial offering to the public, the public offering price and other selling terms may be changed by the Representative.

The following table summarizes the public offering price, underwriting discounts and commissions and proceeds before expenses to us assuming both no exercise and full exercise by the underwriters of their over-allotment option:

	Per Share	Total Without Over-allotment Option	Total With Over-allotment Option
Public offering price	$	$	$
Underwriting discount (7.25%)	$	$	$
Proceeds, before expenses, to us	$	$	$

We have agreed to reimburse the Representative for all reasonable and actual out-of-pocket accountable fees and costs incurred by the Representative in connection with this offering up to a maximum of $105,000 in the aggregate, including the fees and expenses of the underwriters’ legal counsel.

We estimate the expenses of this offering payable by us, not including underwriting discounts and commissions, will be approximately $215,000.

Representative’s Warrants

Upon closing of this offering, we have agreed to issue to the Representative as compensation warrants to purchase a number of shares of common stock (             shares) equal to 3.0% of the quotient of the gross proceeds from this offering (excluding the over-allotment option) divided by $               (the last closing price per share of our common stock on the NYSE American prior to the execution of the underwriting agreement for this offering), which we refer to as the Representative’s Warrants. The Representative’s Warrants will be exercisable at a per share exercise price equal to $           , which is 125% of the last closing price per share of our common stock on the NYSE American prior to the execution of the underwriting agreement for this offering. The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, during the four and one-half year period commencing 180 days from the commencement of sales of the securities issued in this offering.

The Representative’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The Representative (or permitted assignees under Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the commencement of sales of the securities issued in this offering. In addition, the warrants provide for registration rights upon request, in certain cases. The one-time demand registration right provided will not be greater than five years from the commencement of sales of the securities issued in this offering in compliance with FINRA Rule 5110(g)(8)(C). The unlimited piggyback registration right provided will not be greater than seven years from the from the commencement of sales of the securities issued in this offering in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities, including only one demand registration right granted by us to the Representative, issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Right of First Refusal

For a period of six (6) months from the closing date of this offering, the Representative will have, subject to certain exceptions, an irrevocable right of first refusal to act as sole investment banker, sole book-runner and/or sole placement agent, at the Representative’s sole discretion, for each and every future public and private offering, including all equity linked financings, during such six (6) month period, for us, or any successor to or any subsidiary of us, on terms customary for the Representative. The Representative will have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Other

From time to time, certain of the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.  In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans.

The Representative acted as representative of the underwriters for our following underwritten offerings: (i) offering of Series A Convertible Preferred Stock that closed in December 2020, (ii) offering of our common stock that closed in January 2020, (iii) offering of our Series A Convertible Preferred Stock that closed in October 2019, (iv) offering of our common stock that closed in May 2019 and (v) offering of common stock that closed in September 2018.

Lock-up Agreements

Pursuant to “lock-up” agreements, our directors and officers have agreed, subject to limited exceptions, without the prior written consent of the Representative not to directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of our shares of preferred stock or common stock or securities convertible into or exercisable or exchangeable for our preferred stock or common stock or any of our other securities (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of our securities), enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of our of our shares of preferred stock or common stock or securities convertible into or exercisable or exchangeable for our preferred stock or common stock or any of our other securities, make any demand for or exerciseany right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any of our securities, shares of preferred stock, common stock or securities convertible into or exercisable or exchangeable for preferred stock or common stock or any of our other securities or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of 60 days from the closing date of this offering.

In addition, pursuant to the underwriting agreement, we and any of our successors have agreed, subject to limited exceptions, for a period of sixty (60) days from the date of the underwriting agreement, that each will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securitiesconvertible into or exercisable or exchangeable for our shares of capital stock; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; (iii) complete any offering of our debt securities, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise.

NYSE American Listing

The Series A Convertible Preferred Stock is listed on the NYSE American under the symbol “YCBDpA.”

Transfer Agent

Our transfer agent for our Series A Convertible Preferred Stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Series A Convertible Preferred Stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares of our Series A Convertible Preferred Stock than are set forth on the cover page of this prospectus supplement.This creates a short position in our Series A Convertible Preferred Stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of Series A Convertible Preferred Stock over-allotted by the underwriters is not greater than the number of shares of Series A Convertible Preferred Stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of Series A Convertible Preferred Stock involved is greater than the number of shares Series A Convertible Preferred Stock in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our Series A Convertible Preferred Stock or reduce any short position by bidding for, and purchasing, Series A Convertible Preferred Stock in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing shares of Series A Convertible Preferred Stock in this offering because the underwriter repurchases the shares of Series A Convertible Preferred Stock in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our Series A Convertible Preferred Stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Series A Convertible Preferred Stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the national securities exchange on which our shares of Series A Convertible Preferred Stock are traded, in the over-the-counter market, or otherwise.

Passive Market Making

In connection with the offering, the underwriters may engage in passive market making transactions in shares of Series A Convertible Preferred Stock on the NYSE American in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of shares of Series A Convertible Preferred Stock and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must be lowered when specified purchase limits are exceeded.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to this offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some or all of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriters may be required to make for these liabilities.

Electronic Distribution

This prospectus supplement in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates.  Other than this prospectus supplement in electronic format, the information on any underwriters’ website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement or the registration statement of which this prospectus supplement is a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our Series A Convertible Preferred Stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or our Series A Convertible Preferred Stock in any jurisdiction where action for that purpose is required. Accordingly, our Series A Convertible Preferred Stock may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with our Series A Convertible Preferred Stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each a “Relevant Member State”, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the “Relevant Implementation Date”, our securities will not be offered to the public in that Relevant Member State prior to the publication of a prospectus in relation to our securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of our securities may be made to the public in that Relevant Member State at any time:

●
to any legal entity that is a qualified investor as defined in the Prospectus Directive;

●
to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the manager for any such offer; or

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in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3(2) of the Prospectus Directive, provided that no such offer of the securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and securities to be offered so as to enable an investor to decide to purchase or subscribe securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the Order), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together, the relevant persons). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Canada

The offering of our Series A Convertible Preferred Stock in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where our Series A Convertible Preferred Stock may be offered and sold, and therein may only be made with investors that are purchasing, or deemed to be purchasing, as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario) and as a “permitted client” as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any offer and sale of our Series A Convertible Preferred Stock in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein our Series A Convertible Preferred Stock is offered and/or sold or, alternatively, where such registration is not required.

Any resale of our Series A Convertible Preferred Stock by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which require resales to be made in accordance with an exemption from, or in a transaction not subject to, prospectus requirements under applicable Canadian securities laws. These resale restrictions may under certain circumstances apply to resales of the Series A Convertible Preferred Stock outside of Canada.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Upon receipt of this prospectus supplement, each Québec investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur québecois confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

LEGAL MATTERS

Pearlman Law Group LLP, Fort Lauderdale, Florida will provide us with an opinion as to certain legal matters in connection with the securities offered hereby. Certain matters under North Carolina law will be passed upon for us by the Gavigan Law, PLLC. Gracin & Marlow, LLP, New York, New York is representing the underwriters in this offering.

EXPERTS

Our consolidated balance sheets as of September 30, 2020 and 2019 and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity and cash flows for the fiscal years ended September 30, 2020 and 2019 incorporated by reference in the registration statement of which this prospectus supplement is a part have been audited by Cherry Bekaert LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers such as our company that file electronically with the SEC.

Our website address is www.cbdmd.com. We make available free of charge, through the Investor section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and later information filed with the Securities and Exchange Commission will update and supersede this information. We incorporate by reference the documents listed below that we have previously filed with the SEC, except that information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or any other filing where we indicate that such information is being furnished and not filed under the Exchange Act, is not deemed to be filed and not incorporated by reference herein:

●	our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 as filed on December 22, 2020;

●	our Quarterly Report on Form 10-Q for the period ended December 31, 2020 as filed on February 9, 2021;

●	our Quarterly Report on Form 10-Q for the period ended March 31, 2021 as filed on May 12, 2021;

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our Current Reports on Forms 8-K as filed on January 14, 2021, January 15, 2021, February 16, 2021, March 4, 2021, March 11, 2021, March 15, 2021, March 16, 2021, April 1, 2021, April 15, 2021, April 21, 2021, May 12, 2021, May 18,2021, and June 21, 2021;

●	our definitive proxy statement on Schedule 14A as filed on January 25, 2021;

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the description of our Series A Convertible Preferred Stock contained in our Registration Statement on Form 8-A as filed with the SEC on October 11, 2019 and any further amendment or report filed hereafter for the purpose of updating such description; and

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the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on November 15, 2017 and any further amendment or report filed hereafter for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of this prospectus supplement and before the completion of this offering of the Series A Convertible Preferred Stock included in this prospectus supplement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement. You may request a copy of these filings, at no cost to you, by telephoning us at (704) 445-3060 or by writing us at the following address:

cbdMD, Inc.
8845 Red Oak Boulevard
Charlotte, NC 28217
Attention: Investor Relations

You may also access the documents incorporated by reference in this prospectus supplement through our website at www.cbdmd.com. The reference to our website is an inactive textual reference only and, except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement, the accompanying prospectus or the registration statement of which it forms a part.

PROSPECTUS
$100,000,000
Level Brands, Inc.

COMMON STOCK
PREFERRED STOCK
WARRANTS
UNITS

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, warrants or units having a maximum aggregate offering price of $100,000,000. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is listed on the NYSE American under the symbol “LEVB.” The last reported sale price of our common stock on April 3, 2019 was $4.63 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is $51,390,150 based on 10,170,356 shares of common stock outstanding, of which 7,732,983 shares are held by non-affiliates, and a per share value of $5.23 based on the closing price of our common stock on the NYSE American on February 19, 2019. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” beginning on page 18. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks. See “Risk Factors” on page 5 for more information on these risks. Additional risks, if any, will be described in the prospectus supplement related to a potential offering under the heading “Risk Factors”. You should review that section of the related prospectus supplement for a discussion of matters that investors in such securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 9, 2019

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration, or continuous offering, process. Under the shelf registration process, we may issue and sell any combination of the securities described in this prospectus in one or more offerings with a maximum offering price of up to $100,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering, if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the Securities and Exchange Commission includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the Securities and Exchange Commission and the accompanying prospectus supplement together with additional information described under the headings “Available Information” and “Information Incorporated by Reference” before investing in any of the securities offered.

We may sell securities to or through underwriters or dealers, and also may sell securities directly to other purchasers or through agents. To the extent not described in this prospectus, the names of any underwriters, dealers or agents employed by us in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers and the compensation, if any, of such underwriters, dealers or agents will be set forth in the accompanying prospectus supplement.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

Unless the context otherwise indicates, when used herein, the terms “Level Brands,” “we,” “us”, “our” and similar terms refer to Level Brands, Inc., a North Carolina corporation formerly known as Level Beauty Group, Inc., and our subsidiaries cbdMD, LLC, a North Carolina limited liability company which we refer to as “cbdMD”, Beauty and Pinups, LLC, a North Carolina limited liability company which we refer to as “Beauty & Pin-Ups”, I | M 1, LLC, a California limited liability company, which we refer to as “I’M1”, Encore Endeavor 1 LLC, a California limited liability company which we refer to as “EE1,” Level H&W, LLC, a North Carolina limited liability company which we refer to as “Level Health & Wellness”, AcqCo, LLC, a newly organized North Carolina limited liability company and cbdMD LLC, a newly organized North Carolina limited liability company. In addition, “fiscal 2017” refers to the year ended September 30, 2017, "fiscal 2018" refers to the year ended September 30, 2018, "fiscal 2019" refers to the year ending September 30, 2019.

AVAILABLE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any materials that we file at the Securities and Exchange Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers such as our company that file electronically with the Securities and Exchange Commission.

We have filed a registration statement under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the securities to be sold by pursuant to this prospectus. This prospectus has been filed as part of the registration statement. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference.

Our Internet address is www.levelbrands.com. We make available free of charge, through the investor section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

OUR COMPANY

Level Brands strives to be an innovative licensing, marketing and brand management company with a focus on lifestyle-based products. We champion a bold, unconventional image, and social consciousness for our company and our brands. Working closely with our Chairman Emeritus and Chief Brand Strategist, Kathy Ireland, the Chairman, CEO and Chief Designer of kathy ireland® Worldwide, we seek to secure strategic licenses and joint venture partnerships for our brands, as well as to grow the portfolio of brands through strategic acquisitions.

We operate our business in four business units, including:

Level H&W was established in September 2017 and has an exclusive license to the kathy ireland® Health & Wellness™ brand. Its goal is to create a brand which will include a wide variety of licensed products and services, targeted to both Baby Boomers as well as millennials. This unit began operating in fiscal 2018.

Founded in early 2017 and first conceptualized by kathy ireland® Worldwide, I'M1 is a men’s lifestyle brand established to capitalize on potentially lucrative licensing and co-branding opportunities with products focused on millennials.

Also founded in 2017, EE1 was established to serve as a producer and marketer of experiential entertainment including recordings, film, TV, web and live events, and entertainment experiences. EE1 also provides brand management services including creative development and marketing, brand strategy, and distribution support.

"Beauty belongs to everyone"
Beauty & Pin-Ups, our first business unit is a professional hair care line with a social conscience and launched its products in 2015. We offer quality hair care products, including shampoos, conditioners, styling aides and a patented styling tool, through retailers and online outlets and are expanding into licensing opportunities.

Our newest business unit was established in December 2018 in connection with the mergers with Cure Based Development LLC. In conjunction with the mergers, we acquired the cbdMD brand. cbdMD produces and distributes various high-grade, premium cannabidiol ("CBD") products under the cbdMD brand, including: tinctures, capsules, gummies, bath bombs, vape oils, topical creams and animal treats and oils.

Our business model is designed with the goal of maximizing the value of our brands through entry into license agreements with partners that are responsible for the design, manufacturing and distribution of our licensed products. We promote our brands across multiple channels, including print, television and social media. We believe that this “omnichannel” (or multi-channel) approach, which we expect will allow our customers to interact with each of our brands, in addition to the products themselves, will be critical to our success.

Corporate information

Our company was formed under the laws of the state of North Carolina in March 2015 under the name Level Beauty Group, Inc. In November 2016 we changed the name of our company to Level Brands, Inc.

Our principal executive offices are located at 4521 Sharon Road, Suite 450, Charlotte, NC 28211. Our telephone number at this location is (704) 362-6286. The information which appears on our website at www.levelbrands.com is not part of this prospectus.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to:

●	our ability to successfully integrate the operations of Cure Based Development following the mergers;

●	our material dependence on our relationships with kathy ireland® Worldwide and certain of its affiliates;

●	the significant dilution to our shareholders of the issuance of the shares of our common stock as the consideration for the mergers;

●	our limited operating history;

●	the limited operating histories of our subsidiaries;

●	our history of losses;

●	the evolving and highly competitive market in which cbdMD operates;

●	laws and regulations impacting cbdMD

●	risks associated with any failure by us to maintain an effective system of internal control over financial reporting;

●	the terms of various agreements with kathy ireland® Worldwide and possible impacts on our management's abilities to make certain decisions regarding the operations of our company;

●	our dependence on consumer spending patterns;

●	our history on reliance on sales from a limited number of customers, including related parties;

●	risks associated with our failure to effectively promote our brands;

●	our ability to identify and successfully acquire additional brands and trademarks;

●	the operating agreements of our I'M1 and EE1 subsidiaries;

●	the accounting treatment of securities we accept as partial compensation for services;

●	our ability to liquidate securities we accept as partial compensation for services and the possible impact of the Investment Company Act of 1940;

●	the possible need to raise additional capital in the future;

●	terms of the contracts with third parties in each of our divisions;

●	possible conflicts of interest with kathy ireland® Worldwide;

●	possible litigation involving our licensed products;

●	our ability to effectively compete and our dependence on market acceptance of our brands;

●	the lack of long-term contracts for the purchase of products from our professional products division;

●	our ability to protect our intellectual property;

●	additional operational risks associated with our professional products division;

●	risks associated with developing a liquid market for our common stock and possible future volatility in its trading price;

●	risks associated with any future failure to satisfy the NYSE American LLC continued listing standards;

●	dilution to our shareholders from the exercise of outstanding options and warrants and the vesting of restricted stock awards;

●	risks associated with our status as an emerging growth company;

●	risks associated with control by our executive officers, directors and affiliates;

●	risks associated with unfavorable research reports;

●	risks associated with our status as a public company; and

●	risks associated with articles of incorporation, bylaws and North Carolina law.

Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review our Annual Report on Form 10-K for the fiscal year ended September 30, 2018 as filed with the Securities and Exchange Commission on December 12, 2018, including the risk factors described therein, our Quarterly Report on Form 10-Q for the period ended December 31, 2018 as filed with the Securities and Exchange Commission on February 14, 2019, as well as our other filings with the Securities and Exchange Commission. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

RISK FACTORS

An investment in our securities involves a significant degree of risk. You should not invest in our securities unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in our securities. If any of the following risks and uncertainties develops into actual events, our business, financial condition or results of operations could be materially adversely affected and you could lose your entire investment in our company.

RISKS RELATED TO OUR OVERALL BUSINESS

THERE ARE NO ASSURANCES WE WILL SUCCESSFULLY INTEGRATE THE CURE BASED DEVELOPMENT BUSINESSES INTO OUR BUSINESS, WHICH WOULD ADVERSELY AFFECT THE COMBINED COMPANY’S FUTURE RESULTS.

In December 2018 we closed the mergers with Cure Based Development. The success of this transaction will depend, in large part, on the ability of the combined company to realize anticipated benefits from combining the businesses of the companies. The failure to successfully integrate and to successfully manage the challenges presented by the integration process may result in the failure to achieve some or all the anticipated benefits of the transaction, which may have a material adverse effect on our operations and financial condition. Potential difficulties that may be encountered in the integration process include the following:

●	the potential disruption of, or the loss of momentum in, each company’s ongoing business;

●	using the combined company’s assets efficiently to develop the business of the combined company;

●	potential unknown or currently unquantifiable liabilities associated with the mergers and the operations of the combined company;

●	potential unknown and unforeseen expenses and delays associated with the mergers and the possibility that integration costs may be material;

●	performance shortfalls at one or both companies as a result of the diversion of management’s attention caused by integrating the companies’ operations;

●
necessary changes in the operations and culture of the acquired company post-closing in order to accommodate the changes from a privately-held company with a limited operating history to a subsidiary of a public company;

●	complexities associated with managing the combined businesses, including difficulty addressing possible differences in corporate cultures and management philosophies;

●	significant increases in our operating expenses; and

●	additional business, financial and operating risks we have yet to identify.

There are no assurances that the mergers will ultimately result in the realization of the anticipated economic benefits and other expected synergies, or that such anticipated economic benefits and other expected synergies will take longer than excepted to be realized. If we are unable to fully realize the perceived benefits from the mergers on a timely basis, we may be required to in the future impair some or all of the goodwill associated with this transaction which would materially adversely impact our results of operations in future periods.

CBDMD LLC HAS A LIMITED OPERATING HISTORY THAT IMPEDES OUR ABILITY TO EVALUATE ITS POTENTIAL FUTURE PERFORMANCE AND STRATEGY.

Our wholly-owned subsidiary, cbdMD, succeeded to the operations of Cure Based Development following the closing of the mergers in December 2018. We formed cbdMD in connection with the mergers and it had no operating history prior to the mergers. Cure Based Development was formed in 2017 and did not begin reporting any meaningful revenues until mid-2018. Its limited operating history makes it difficult for us to evaluate cbdMD’s future business prospects and make decisions based on estimates of its future performance. To address these risks and uncertainties, we must do the following:

●	successfully execute our business strategy to offer the highest quality CBD in the industry;

●	introduce new, differentiated botanical products;

●	respond to competitive business developments;

●	effectively and efficiently market and sell our line of CBD products;

●	improve the distribution of our CBD products; and

●	attract, integrate, retain and motivate qualified personnel.

Our business strategy may not be successful and we may not successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition and results of operations may be materially and adversely affected.

THE MARKET FOR CBD PRODUCTS IS HIGHLY COMPETITIVE, AND IF WE ARE UNABLE TO COMPETE EFFECTIVELY AGAINST OUR COMPETITORS, OUR BUSINESS AND OPERATING RESULTS COULD BE ADVERSELY AFFECTED.

cbdMD operates in a competitive and rapidly evolving market. While we believe that the industry is fragmented at the present time, there are numerous competitors, including Green Roads, PlusCBD, and Select CBD in the retail of CBD-based products, and in the digital selling space Diamond CBD, CBDistillery, and Lazarus Naturals, some of whom are larger and have a longer operating history and may have greater financial resources than cbdMD does. Moreover, we expect competition in the CBD industry to intensify following the passage of the Farm Bill in December 2018. In the future we may also face competition with larger, better capitalized companies who elect to enter the market given the relatively low barriers to entry. cbdMD believes that it competes effectively with its competitors because of the quality of its products and customer service. However, no assurance can be given that cbdMD will effectively compete with its existing or future competitors. In addition, competition may drive the prices of our products down, which may have a materially adverse effect on our results of operations in future periods.

LAWS AND REGULATIONS AFFECTING OUR INDUSTRY ARE EVOLVING UNDER THE FARM BILL, FDA AND OTHER REGULATORY AUTHORITIES AND CHANGES TO ANY REGULATION MAY MATERIALLY EFFECT OUR CBD OPERATIONS.

In conjunction with the enactment of the Farm Bill, the United States Food and Drug Administration (“FDA”) released a statement about the status of CBD as a nutritional supplement, and the agency’s actions in the short term with regards to CBD will guide the industry. The statement noted that the Farm Bill explicitly preserved the FDA’s authority to regulate products containing cannabis or cannabis-derived compounds under the Federal Food, Drug, and Cosmetic Act (FD&C Act) and Section 351 of the Public Health Service Act. As a nutritional supplement manufacturer, cbdMD LLC is also striving to meet or exceed the FDAs Good Manufacturing Practice (GMP) guidelines. Any difficulties in compliance with existing government regulation could increase our operating costs and adversely impact our results of operations in future periods.

In addition, as a result of the Farm Bill’s recent passage, we expect that there will be a constant evolution of laws and regulations affecting the CBD industry which could affect cbdMD’s operations. Local, state and federal hemp laws and regulations may be broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

THE ISSUANCES OF THE SHARES OF OUR COMMON STOCK TO THE CURE BASED DEVELOPMENT MEMBERS WILL SIGNIFICANTLY DILUTE OUR EXISTING SHAREHOLDERS. WE ARE REQUIRED TO MEET THE INITIAL LISTING STANDARDS OF THE NYSE AMERICAN IN CONNECTION WITH SUCH ISSUANCES.

Upon the terms set forth in the merger agreement, on the closing date the members of Cure Based Development received contractual rights to receive 15,250,000 shares of our common stock, representing approximately 60% of our outstanding common stock following such issuance, as the consideration for the mergers. The merger agreement also provides that we may issue up to an additional 15,250,000 shares of our common stock as part of the merger consideration upon the satisfaction of certain aggregate net revenue criteria by cbdMD within 60 months following the closing date. As of the closing date, there were 10,095,396 shares of our common stock issued and outstanding. Our ability to issue these shares must be approved by our shareholders at our upcoming 2019 annual meeting of shareholders in accordance with the rules and regulations of NYSE American. Assuming the approval of such issuances at the shareholder meeting, the issuance of the first 15,250,000 shares, but giving effect to no other change to the number of shares of our common stock issued and outstanding or the possible issuance of additional 15,250,000 shares in future periods, the members of Cure Based Development would own 60.2% of our then outstanding shares of common stock. Therefore, the ownership and voting rights of our existing shareholders will be proportionally reduced.

Kathy Ireland is not an officer or director of our company. We are materially dependent upon our relationships with kathy ireland® Worldwide and certain of its affiliates. If these advisory agreements or license rights should be terminated or expire, we would be deprived of the services and our business could be materially adversely impacted.

While affiliates of kathy ireland® Worldwide are minority owners of both I’M1 and EE1, the terms of the operating agreements for those subsidiaries do not require them to provide any services to us. We have entered into a non-exclusive advisory agreement with kathy ireland® Worldwide, as amended, which expires in February 2025 under which we engaged it to provide various consulting and advisory services to us. Ms. Ireland serves in the non-executive role of Chairman Emeritus and Chief Brand Strategist to us under this agreement. Ms. Ireland is not a member of our management or board of directors, the title Chairman Emeritus is an honorary title and she is not a founder or co-founder of our company. Ms. Ireland provides services to us solely under the terms of the non exclusive advisory agreement. We have also entered into advisory agreements with additional affiliates of kathy ireland® Worldwide, including Messrs. Roseberry, Carrasco, Meharey and Mendoza, pursuant to which they provide various management and advisory services to us, including key operational roles at I’M1 and EE1. These agreements will expire in February 2019 and at that point extend on a month to month basis unless cancelled by either party. None of these services are provided on an exclusive basis, each of these individuals may have a conflict of interest in that they have a long term relationship with Kathy Ireland and have derived substantial income from kathy ireland® Worldwide and there is no minimum number of hours which are required to be devoted to us. In addition we have obtained a royalty free right to license the intellectual property related to kathy ireland® Health & Wellness. Our business model is materially dependent upon our continued relationship with kathy ireland® Worldwide, Ms. Ireland and her affiliates, including Messrs. Roseberry, Carrasco, Meharey and Mendoza. If we should lose access to those relationships or if the reputation of Ms. Ireland and/or kathy ireland® Worldwide were to be damaged, our results would suffer and there are no assurances we would be able to continue to operate our company and develop our brands as presently planned.

Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

Level Brands was formed in March 2015. Until fiscal 2017, our net sales were solely from our products division. We began reporting revenues from our licensing division and our entertainment division during the second quarter of fiscal 2017. In September 2017, we entered into wholesale license agreements for three new brands, including kathy ireland® Health & Wellness, a newly created brand. There are no assurances we will be successful in generating any significant net sales in future periods based upon these new agreements. Our operations are subject to all the risks inherent in the establishment of a new business enterprise. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays that are frequently encountered in a newly-formed company. There can be no assurance that at this time that we will successfully implement our business plan, operate profitably or will have adequate working capital to meet our obligations as they become due. Prospective investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected and we may not have the resources to continue or expand our business operations.

Our subsidiaries I’M1, EE1 and Level H&W are new entities with a limited operating history and we recently entered into a license agreement licensing the rights to certain intellectual property related to kathy ireland ® Health & Wellness, a newly created brand with no previous operating history, which does not afford investors a sufficient history on our company which to base an investment decision.

I’M1, EE1, and Level H&W are entities formed in September 2016, March 2016, and September 2017 respectively. We acquired membership interests in I’M1 and EE1 in January 2017. In September 2017 we entered into an exclusive license agreement to license the trademark and intellectual property rights for kathy ireland® Health & Wellness, a newly created brand with no previous operations. All of these entities are in the early stages of their businesses and we began reporting revenues from I’M1 and EE1 operations in the second quarter of fiscal 2017 and reported revenues from Level H&W in the second quarter of fiscal 2018. Our operations are subject to all the risks inherent in the establishment of a new business enterprise. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays that are frequently encountered in a newly-formed company. There can be no assurance that at this time that we will operate profitably or will have adequate working capital to meet our obligations as they become due. Prospective investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected and we may not have the resources to continue or expand our business operations.

We have a history of losses and there are no assurances we will report profitable operations in future periods.

We reported net losses to common shareholders of $584,385, $412,075 and $1,738,734 for the first quarter of fiscal 2019, fiscal 2018 and fiscal 2017, respectively. Until such time, if ever, that we are successful in generating profits which are sufficient to pay our operating expenses it is likely we will continue to report losses in future periods. Further, historically our revenues have been attributable to sales from our products division and we did not begin reporting revenues from either our licensing division or our entertainment division until the second quarter of fiscal 2017. There are no assurances we will generate substantial revenues from the new businesses or that we will ever generate sufficient revenues to report profitable operations or a net profit.

The terms of the various agreements between our company and kathy ireland® Worldwide contain termination provisions which may impact management's ability to make certain decisions regarding the operation of our company.

The master advisory and consulting agreement with kathy ireland® Worldwide on which we are materially dependent provides that the agreement is immediately terminable by kathy ireland® Worldwide if any officers are terminated or resign, including Mr. Roseberry in his role as President and co-Managing Director of I'M1 and EE1, or if additional officers are appointed for each I'M1 and EE1 without the consent of kathy ireland® Worldwide. The wholesale license agreement for kathy ireland® Health & Wellness™ contains the right of kathy ireland® Worldwide to immediately terminate it if any officers are terminated or removed or additional officers are appointed with respect to either I'M1 or EE1, or if we compete with or invest in business that compete with kathy ireland® Worldwide. It is possible, however, that our management's ability to make certain operational decisions which it believes are otherwise in the best interests of our company could be restricted in future periods if these decisions could result in triggering the rights of kathy ireland® Worldwide to terminate any agreement.

Our business depends on consumer spending patterns.

Our business is sensitive to a number of factors that influence the levels of consumer spending, including political and economic conditions such as recessionary environments, the levels of disposable consumer income, consumer debt, interest rates and consumer confidence. Reduced consumer spending on beauty products could have an adverse effect on our operating results in future periods.

Substantially all of our net sales historically have been to a limited number of customers, the loss of any of which would be materially adverse to our company.

Prior to the close of the mergers in December 2018, substantially all of our net sales in fiscal 2018 and 2017 were attributable to sales to a limited number of customers. There are no assurances sales to these customers will continue. While we expect to add additional customers to our distribution network in the future for our products division, and expand our licensing and consulting clients in our other divisions, until such time as we are successful in these efforts, of which there is no assurance, any significant decrease in sales to any of our customers would have a material adverse financial effect on our company.

A significant amount of our net sales were from customers who are identified as related parties, the loss of any of which would be materially adverse to our company.

A significant amount of our net sales in fiscal 2018 and 2017, totaling $1,992,046 and $1,731,238 respectively, were from customers who are identified as related parties. There are no assurances sales to these customers will continue. While we expect to add additional customers in all of our businesses as we expand our licensing and consulting clients, until such time as we are successful in these efforts, of which there is no assurance, any significant decrease in sales to any of our customers would have a material adverse financial effect on our company.

If we fail to promote and maintain our brands in the market, our businesses, operating results, financial condition, and our ability to attract customers will be materially adversely affected.

Our success depends on our ability to create and maintain brand awareness for our product offerings. This may require a significant amount of capital to allow us to market our products and establish brand recognition and customer loyalty. Additionally, many of the companies offering similar products have already established their brand identity within the marketplace. We can offer no assurances that we will be successful in establishing awareness of our brands allowing us to compete in this market. The importance of brand recognition will continue to increase because low barriers of entry to the industries in which we operate may result in an increased number of direct competitors. To promote our brands, we may be required to continue to increase our financial commitment to creating and maintaining brand awareness. We may not generate a corresponding increase in revenue to justify these costs.

If we are unable to identify and successfully acquire additional brands and trademarks, our growth may be limited, and, even if additional trademarks are acquired, we may not realize anticipated benefits due to integration or licensing difficulties.

A component of our growth strategy is the acquisition of additional brands and trademarks. We generally compete with traditional apparel and consumer brand companies, other brand management companies and private equity groups for brand acquisitions. However, as more of our competitors continue to pursue our brand management model, competition for specific acquisition targets may become more acute, acquisitions may become more expensive and suitable acquisition candidates could become more difficult to find. In addition, even if we successfully acquire additional trademarks or the rights to use additional trademarks, we may not be able to achieve or maintain profitability levels that justify our investment in, or realize planned benefits with respect to, those additional brands.

Although we seek to temper our acquisition risks by following acquisition guidelines relating to the existing strength of the brand, its diversification benefits to us, its potential licensing scale and credit worthiness of the licensee base, acquisitions, whether they be of additional intellectual property, or “IP,” assets or of the companies that own them, entail numerous risks, any of which could detrimentally affect our results of operations.

Acquisition of brands or trademarks transactions involve a number of risks and present financial, managerial and operational challenges, including: diversion of management’s attention from running our existing business; unanticipated costs associated with the target acquisition, appropriately valuing the target acquisition and analyzing its marketability, increased expenses, including legal and administrative expenses; integration costs related to the customer base and business practices of the acquired company with our own; and adverse effects on our reported operating results due to possible write-down of goodwill and/or identifiable intangibles associated with acquisitions.

When we acquire IP assets or the companies that own them, our due diligence reviews are subject to inherent uncertainties and may not reveal all potential risks. Although we generally attempt to seek contractual protections through representations, warranties and indemnities, we cannot be sure that we will obtain such provisions in our acquisitions or that such provisions will fully protect us from all unknown, contingent or other liabilities or costs. Finally, claims against us relating to any acquisition may necessitate our seeking claims against the seller for which the seller may not, or may not be able to, indemnify us or that may exceed the scope, duration or amount of the seller’s indemnification obligations.

No assurance can be given with respect to the timing, likelihood or financial or business effect of any possible transaction. As a result, there is no guarantee that our shareholders will achieve greater returns as a result of any future acquisitions we complete.

Each of our I'M1 and EE1 subsidiaries are governed by operating agreements that require us to distribute amounts to minority members in certain circumstances. These distributions could reduce the amount of operating capital we have in future periods. Under the terms of the operating agreements for each of I’M1 and EE1, Level Brands as the manager of these entities is responsible for the operations, including the payment of the operating costs. These costs are then deducted from the “profits” of the entity and a portion of those amounts, as determined by the particular operating agreement, will then be distributed to the members. We own all of the voting interests in I'M1 and EE1. During fiscal 2017 EE1 made a distribution to its members, no additional distributions have been made or are currently planned. Distributions to the members of I'M1 and EE1 will reduce the amount of working capital available to us and could adversely impact our liquidity in future periods.

The value of the equity securities we may accept as compensation under consulting agreements will be subject to adjustment which could result in losses to us in future periods. By accepting equity securities as partial compensation for our services, we may be adversely impacting our working capital in future periods.

From time to time we have entered into several agreements with third parties under which we accepted shares of its common stock as partial compensation for the services to be provided. For fiscal 2018 and fiscal 2017, the value of these securities represented 60.6% and 43.2%, respectively, of our total net revenues, and for the first quarter of fiscal 2019 was 37.6% of total net revenues. By accepting equity securities as partial compensation for our services in lieu of cash, we incur expenses to deliver the services without the corresponding cash payments from our clients. As such, we utilize a greater portion of our working capital to provide services with the hope that we may benefit from an increase in the market value of the equity securities we have received in future periods. In addition, these securities will be reflected on our balance sheets in future periods as “marketable securities” or “investment other securities”. At the end of each quarter, we will evaluate the carrying value of the marketable securities or investment other securities for a decrease in value. We will evaluate the company underlying these marketable securities or investment other securities to determine whether a decline in fair value below the amortized cost basis is other than temporary. If the decline in fair value is judged to be “other- than- temporary”, the cost basis of the individual security will be written down to fair value as a new cost basis and the amount of the write-down is charged to earnings. During fiscal 2018 we recognized another comprehensive loss of $2,512,539 for loss on these securities, net of taxes. Subsequent to our most recently Form 10Q being filed, we have liquidated certain positions in accordance with our intention to avoid being classified as an Investment Company under the 1940 Act. As a result of this liquidation, we recognized a significant other than temporary impairment expense. As we continue to divest ourselves of such positions in future quarters, such continued losses are probable. It is possible that we may continue to recognize impairments on the carrying value of these securities in future periods. Any future impairments would adversely affect our operating results for the corresponding periods in that we would be required to reduce the carrying value of these investments.

We may be unable to liquidate securities we accept as partial compensation under consulting agreements which could adversely impact our liquidity in future periods.

Our ability to sell any securities we accept as partial compensation under consulting agreements is dependent upon a number of factors, including the existence of a liquid market for the securities and our compliance with the resale provisions of Federal securities laws which require us to hold the shares for at least six months, among other factors. While we expect to generally accept securities from issuers who are publicly traded or who are expecting to become a publicly traded company, there are no assurances a liquid market will exist in such securities at such time as we are able to resell the shares, or that the price we may receive will be commensurate with the value of the services we are providing. In that event, we would not benefit from the expected rise in the market price of the securities we own as a result of our efforts on behalf of the client company. In addition, depending upon the terms of our business relationship with the issuer of the securities, it is possible that from time to time we could be in possession of non-public information regarding the issuer which could prohibit us from disposing of the shares at a time when it is advantageous to us to do so. If we are unable to readily liquidate any securities we accept as compensation, we would be deprived of the cash value of those services and we would be required to write-off the carrying value of the securities which could adversely impact our results of operations in future periods.

We are subject to the risk of possibly becoming an investment company under the Investment Company Act of 1940.

The Investment Company Act of 1940 regulates certain companies that invest in, hold or trade securities. Although we do not believe we are engaged in the business of investing, reinvesting or trading in securities, and we do not currently hold ourselves out to the public as being engaged in those activities, in the past we have accepted securities of our client companies as partial compensation. At December 31, 2018, we do not exceed the exemptive asset and revenue thresholds under Section 3(a)(1)(C) of Investment Company Act of 1940. So that we do not become an inadvertent investment company, we will continue to limit the amount of equity we accept as compensation for services provided so as to stay under the income threshold as indicated in the Investment Company Act of 1940 going forward. As a result, we may structure transactions in a less advantageous manner than if we did not have Investment Company Act of 1940 concerns, or we may avoid otherwise economically desirable transactions due to those concerns.

We may require additional capital to finance the acquisition of additional brands and if we are unable to raise such capital on beneficial terms or at all this could restrict our growth.

We may, in the future, require additional capital to help fund all or part of potential acquisitions. If, at the time required, we do not have sufficient cash to finance those additional capital needs, we will need to raise additional funds through equity and/or debt financing. We cannot guarantee that, if and when needed, additional financing will be available to us on acceptable terms or at all. Further, if additional capital is needed and is either unavailable or cost prohibitive, our growth may be limited as we may need to change our business strategy to slow the rate of our expansion plans. In addition, any additional financing we undertake could impose additional covenants upon us that restrict our operating flexibility, and, if we issue equity securities to raise capital or as acquisition consideration, our existing shareholders may experience dilution or the new securities may have rights senior to those of our common stock.

RISKS RELATED TO OUR LICENSING AND ENTERTAINMENT DIVISIONS

The failure of our licensees to adequately produce, market, import and sell products bearing our brand names in their license categories, continue their operations, renew their license agreements or pay their obligations under their license agreements could result in a decline in our results of operations.

Our future revenues from our licensing division will be substantially dependent on royalty payments made to us under our license agreements, in addition to compensation under any consulting agreements we may enter into with the third parties for services by either our licensing division, our entertainment division, or both. The failure of our licensees to satisfy their obligations under these agreements, or their inability to operate successfully or at all, could result in their breach and/or the early termination of such agreements, their non-renewal of such agreements or our decision to amend such, thereby eliminating some or all of that stream of revenue. It is possible that the milestones to be met under the terms of licensing agreements may never be achieved which also could deprive us of additional revenues. There can be no assurances that we will not lose the licensees under our license agreements due to their failure to exercise the option to renew or extend the term of those agreements or the cessation of their business operations (as a result of their financial difficulties or otherwise) without equivalent options for replacement. Any of such failures could reduce the anticipated revenue stream to be generated by the license agreements. In addition, the failure of our licensees to meet their production, manufacturing and distribution requirements, or to be able to continue to import goods (including, without limitation, as a result of labor strikes or unrest), could cause a decline in their sales and potentially decrease the amount of royalty payments (over and above any guaranteed minimums) due to us. Further, the failure of our licensees and/or their third party manufacturers, which we do not control, to adhere to local laws, industry standards and practices generally accepted in the United States in areas of worker safety, worker rights of association, social compliance, and general health and welfare, could result in accidents and practices that cause disruptions or delays in production and/or substantial harm to the reputation of our brands, any of which could have a material adverse effect on our business, financial position, results of operations and cash flows. A weak economy or softness in certain sectors including apparel, consumer products, retail and entertainment could exacerbate this risk. This, in turn, could decrease our potential revenues and cash flows.

From time to time we may compete with kathy ireland Worldwide® in securing advisory or representation agreements with potential clients for EE1 which may create a conflict of interests for the managing directors of EE1.

kathy ireland® Worldwide is an established company which has significant experience in assisting companies in the promotion and management of their brands through licensing and advisory agreements. Affiliates of kathy ireland® Worldwide are responsible for the day to day operations of EE1 and kathy ireland® Worldwide. Part of EE1's business competes with kathy ireland ®Worldwide in identifying and securing clients for its advisory services. For example, both EE1 and kathy ireland ®Worldwide are parties to substantial identical representation agreements with Dada Media, Inc. and David Tutera. These affiliates will be able to determine which entity, either kathy ireland® Worldwide or EE1, is referred to the potential client. kathy ireland® Worldwide has more experience and resources and there are no assurances that conflicts of interest which may arise will be resolved in our favor. As a result, it is possible that we may lose out on potential business opportunities.

We could become a party to litigation involving our licensed products which could result in additional costs to us. Certain licensed products may be more likely to lead to product liability lawsuits than others, which could expose us to additional unknown risks.

Although we are not responsible for the manufacturing, sale or distribution of licensed products, it is possible our company could be named as a defendant in litigation related to licensed products. Certain licensed products may, by virtue of the industry in which they are sold and the governmental regulations to which they are subject, such as vaping products, could be more likely to be the subject of litigation than others. Notwithstanding that our standard form of license agreements requires the licensee to indemnify us against ligation involving the licensed products and to maintain product liability insurance policies, it is possible that a licensee may fail to maintain this coverage during the term of the license agreement. While we would then have a right to terminate the license agreement as a result of this breach of its terms, there are no assurances we would not be required to expend significant funds and management time defending our company in any potential product liability insurance claim. There are no assurances that we would prevail in any such litigation, which could subject us to judgments and costs of settlements which could adversely impact our liquidity and results of operations in future periods.

As a result of the intense competition within our targeted licensees’ markets and the strength of some of their competitors, we and our licensees may not be able to compete successfully.

Many of our targeted trademark licenses are for products in the apparel, fashion accessories, footwear, beauty and fragrance, home products and décor, consumer electronics and entertainment industries in which licensees face intense competition from third party brands and licensees. In general, competitive factors include quality, price, style, name recognition and service. In addition, various fads and the limited availability of shelf space could affect competition for our licensees’ products. Many of our licensees’ competitors have greater financial, importation, distribution, marketing and other resources than our licensees and have achieved significant name recognition for their brand names. Our licensees may be unable to compete successfully in the markets for their products, and we may not be able to compete successfully with respect to our licensing arrangements.

Our business is dependent on market acceptance of our brands and the potential future products of our licensees bearing these brands.

Although some of our targeted licensees might have guaranteed minimum net sales and minimum royalties to us, a failure of our brands or of products bearing our brands to achieve or maintain market acceptance could cause a reduction of our licensing revenue and could further cause existing licensees not to renew their agreements. Such failure could also cause the devaluation of our trademarks, which are our primary intellectual property, or “IP”, assets, making it more difficult for us to renew our current licenses upon their expiration or enter into new or additional licenses for our trademarks. In addition, if such devaluation of our trademarks were to occur, a material impairment in the carrying value of one or more of our trademarks could also occur and be charged as an expense to our operating results.

The industries in which we target to compete, including the apparel industry, are subject to rapidly evolving trends and competition. In addition, consumer tastes change rapidly. The licensees under our licensing agreements may not be able to anticipate, gauge or respond to such changes in a timely manner. Failure of our licensees to anticipate, identify and capitalize on evolving trends could result in declining sales of our brands and devaluation of our trademarks. Continued and substantial marketing efforts, which may, from time to time, also include our expenditure of significant additional funds to keep pace with changing consumer demands, are required to maintain market acceptance of the licensees’ products and to create market acceptance of new products and categories of products bearing our trademarks; however, these expenditures may not result in either increased market acceptance of, or licenses for, our trademarks or increased market acceptance, or sales, of our licensees’ products. Furthermore, while we believe that we currently maintain sufficient control over the products our licensees’ produce under our brand names through the provision of trend direction and our right to preview and approve a majority of such products, including their presentation and packaging, we do not actually design or manufacture products bearing our marks, and therefore, have more limited control over such products’ quality and design than would a traditional product manufacturer.

RISKS RELATED TO OUR PRODUCTS DIVISION

Our revenues from our products division have been declining. We recognized asset impairments of $502,000 in fiscal 2018 related to this division.

Net sales from our products division were lower in each period in fiscal 2018 as compared to the same periods in fiscal 2017, with an overall reduction in fiscal 2018 of 126.3% from fiscal 2017. This decline continued into the first quarter of fiscal 2019, with a 10% decline as compared to the first quarter of 2018.  As a result, during the fourth quarter of fiscal 2018 we recognized an impairment of $502,000, including an inventory and prepaid marketing supplies write off of $262,000 and an intangible asset impairment of $240,000. In addition, 78% of our net sales in this division occurred in September 2018 and were made to an entity affiliated with kathy ireland® Worldwide. cbdMD will also be reporting under the products division and it is unknown if there will continue to be impairments, similar to what we have had historically in future periods.

The majority of our net sales to date in our products division are generated on the basis of purchase orders, rather than long term purchase commitments; which could adversely affect our financial position and results of operations.

Our operating history is not long enough to evaluate the likelihood of future cancellations or deferments of customer orders related to product sales in our products division. Manufacturers and distributors are currently contracted on a per order basis. The lack of long-term purchase commitments creates a risk that product demand may be reduced if orders are canceled or deferred or, in the event of unanticipated demand, an inability to timely produce and deliver our products. We do not have long-term agreements with our distributors, manufacturers or suppliers and these parties may disrupt or cancel a purchase order or defer or delay shipments of our products at any time. Furthermore, because of our inability to rely on enforceable purchase contracts, and our limited visibility into future customer demand, actual net sales may be different from our forecasts, which could adversely affect our financial position and results of operations.

We may be unable to protect our intellectual property rights and/or intellectual property rights licensed to us, and may be subject to intellectual property litigation and infringement claims by third parties.

We intend to protect our intellectual property through limited patents and our unpatented trade secrets and know-how through confidentiality or license agreements with third parties, employees and consultants, and by controlling access to and distribution of our proprietary information. However, this method may not afford complete protection, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States and unauthorized parties may copy or otherwise obtain and use our products, processes or technology. Additionally, there can be no assurance that others will not independently develop similar know-how and trade secrets. We are also dependent upon the owners of intellectual property rights licensed to us under various wholesale license agreements to protect and defend those rights against third party claims. If third parties take actions that affect our rights, the value of our intellectual property, similar proprietary rights or reputation or the licensors who have granted us certain rights under wholesale license agreements, or we are unable to protect the intellectual property from infringement or misappropriation, other companies may be able to offer competitive products at lower prices, and we may not be able to effectively compete against these companies. We also face the risk of claims that we have infringed third parties’ intellectual property rights. Any claims of intellectual property infringement, even those without merit, may require us to:

●	defend against infringement claims which are expensive and time consuming;

●	cease making, licensing or using products that incorporate the challenged intellectual property;

●	re-design, re-engineer or re-brand our products or packaging; or

●	enter into royalty or licensing agreements in order to obtain the right to use a third party’s intellectual property.

In the event of claims by third parties for infringement of intellectual property rights we license from third parties under wholesale license agreements, we could be liable for costs of defending allegations of infringement and there are no assurances the licensors will either adequately defend the licensed intellectual property rights or that they would prevail in the related litigation. In that event, we would incur additional costs and may deprived from generating royalties from these agreements.

A disruption in operations or our supply chain could adversely affect our business and financial results.

We are subject to the risks inherent in manufacturing our products, including industrial accidents, environmental events, strikes and other labor disputes, disruptions in supply chain or information systems, loss or impairment of key manufacturing sites or suppliers, product quality control, safety, increase in commodity prices and energy costs, licensing requirements and other regulatory issues, as well as natural disasters and other external factors over which we have no control. If such an event were to occur, it could have an adverse effect on our business and financial results.

We rely on third-parties to manufacture and to compound some of our products, and we have no control over these manufactures and may not be able to obtain quality products on a timely basis or in sufficient quantity.

Some of our products are manufactured or compounded by unaffiliated third parties. We do not have any long-term contracts with any of these third parties, and we expect to compete with other companies for raw materials, production and import capacity. If we experience significant increased demand, or need to replace an existing manufacturer, there can be no assurance that additional manufacturing capacity will be available when required on terms that are acceptable to us, or at all, or that any manufacturer or compounder would allocate sufficient capacity to us in order to meet our requirements. In addition, even if we are able to expand existing or find new sources, we may encounter delays in production and added costs as a result of the time it takes to engage third parties. Any delays, interruption or increased costs in the manufacturing or compounding of our products could have an adverse effect on our ability to meet retail customer and consumer demand for our products and result in lower revenues and net income both in the short and long-term.

RISKS RELATED TO OWNERSHIP OF OUR COMMON STOCK

We are subject to the continued listing standards of the NYSE American and our failure to satisfy these criteria may result in delisting of our common stock.

Our common stock is listed on the NYSE American. In order to maintain this listing, we must maintain certain share prices, financial and share distribution targets, including maintaining a minimum amount of shareholders’ equity and a minimum number of public shareholders. In addition to these objective standards, the NYSE American may delist the securities of any issuer (i) if, in its opinion, the issuer’s financial condition and/or operating results appear unsatisfactory; (ii) if it appears that the extent of public distribution or the aggregate market value of the security has become so reduced as to make continued listing on the NYSE American inadvisable; (iii) if the issuer sells or disposes of principal operating assets or ceases to be an operating company; (iv) if an issuer fails to comply with the NYSE American’s listing requirements; (v) if an issuer’s common stock sells at what the NYSE American considers a “low selling price” and the issuer fails to correct this via a reverse split of shares after notification by the NYSE American; or (vi) if any other event occurs or any condition exists which makes continued listing on the NYSE America, in its opinion, inadvisable. If the NYSE American delists our common stock, investors may face material adverse consequences, including, but not limited to, a lack of trading market for our securities, reduced liquidity, decreased analyst coverage of our securities, and an inability for us to obtain additional financing to fund our operations.

The issuance of shares upon exercise of our outstanding options and warrants may cause immediate and substantial dilution to our existing shareholders.

We presently have options and warrants that if exercised would result in the issuance of an additional 833,255 shares of our common stock. The issuance of shares upon exercise of warrants and options may result in dilution to the interests of other shareholders.

The price of our common stock may be volatile, and you could lose all or part of your investment.

Stock markets have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. In addition, limited trading volume of our stock may contribute to its future volatility. Price declines in our common stock could result from general market and economic conditions, some of which are beyond our control, and a variety of other factors, including any of the risk factors described in this prospectus. These broad market and industry factors may harm the market price of our common stock, regardless of our operating performance, and could cause you to lose all or part of your investment in our common stock since you might be unable to sell your shares at or above the price you paid. Factors that could cause fluctuations in the market price of our common stock include the following:

●	price and volume fluctuations in the overall stock market from time to time;

●	changes in operating performance and stock market valuations of other hair care products companies generally;

●	sales of shares of our common stock by us or our shareholders;

●
failure of securities analysts to initiate or maintain coverage of us, changes in financial estimates by securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	the financial projections we may provide to the public, any changes in those projections or our failure to meet those projections;

●	rumors and market speculation involving us or other companies in our industry;

●	actual or anticipated changes in our results of operations or fluctuations in our results of operations;

●	actual or anticipated developments in our business, our competitors’ businesses or the competitive landscape generally;

●	litigation involving us, our industry or both, or investigations by regulators into our operations or those of our competitors;

●	developments or disputes concerning our intellectual property or other proprietary rights;

●	announced or completed acquisitions of businesses or brands by us or our competitors;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

●	changes in accounting standards, policies, guidelines, interpretations or principles;

●	any significant change in our management; and

●	general economic conditions and slow or negative growth of our markets.

In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

We are an “emerging growth company,” and the reduced reporting requirements applicable to emerging growth companies may make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies but not to “emerging growth companies,” including, but not limited to:

●
being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●
not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, or “Sarbanes-Oxley Act”;

●
not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Investors may find our common stock less attractive if we choose to rely on these exemptions. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and the price of our common stock may be more volatile.

Our executive officers, directors and their affiliates may exert control over us and may exercise influence over matters subject to shareholder approval.

Our executive officers and directors, together with their respective affiliates, beneficially own approximately 7.8% of our outstanding common stock as of March 20, 2019. However, when issued, the aggregate of 15,250,000 shares which are part of the merger consideration, including following the voting rights vesting over five years of 8,750,000 of those shares, may result in a change of control of our company. In addition, the merger agreement also provides that we may issue up to an additional 15,250,000 shares of our common stock as part of the merger consideration upon the satisfaction of certain aggregate net revenue criteria by cbdMD LLC within 60 months following the closing date. A change of control of the company may result over time in the event of, and as a result of, the issuance of those earnout shares. Accordingly, these shareholders, if they act together, may exercise substantial influence over matters requiring shareholder approval, including the election of directors and approval of corporate transactions, such as a merger. This concentration of ownership could have the effect of delaying or preventing a change in control or otherwise discourage a potential acquirer from attempting to obtain control over us, which in turn could have a material adverse effect on the market value of our common stock.

If securities or industry analysts do not publish research or publish unfavorable or inaccurate research about our business, our common stock share price and trading volume could decline.

An active trading market for our common stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We may be unable to attract or sustain coverage by well-regarded securities and industry analysts. If either none or only a limited number of securities or industry analysts cover us or our business, or if these securities or industry analysts are not widely respected within the general investment community, the trading price for our common stock would be materially and negatively impacted. In the event we obtain securities or industry analyst coverage, if one or more of the analysts who cover us or our business downgrade our common stock or publish inaccurate or unfavorable research about us or our business, the price of our common stock would likely decline. If one or more of these analysts cease coverage of us or our business, or fail to publish reports on us or our business regularly, demand for our common stock could decrease, which might cause the price of our common stock and trading volume to decline.

Public company requirements may strain our resources and divert management’s attention, which could adversely impact our ability to execute our strategy and harm operating results.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, which we refer to as “Dodd-Frank,” the listing requirements of the NYSE American and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” While the members of our board of directors have substantial experience relevant to our business, they have limited experience with operations as a public company upon which you can base your prediction of our future success or failure in complying with public company requirements. Our management may fail to comply with public company requirements, or may fail to do so effectively and efficiently, each would materially and adversely harm our ability to execute our strategy and, consequently, our operating results.

Furthermore, as a result of disclosure in filings required of a public company, our business and financial condition will become more visible, which may result in threatened or actual litigation, including by competitors and other third parties. If these claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of management and adversely affect our business, brand and reputation and results of operations. Our new public company status and these new rules and regulations may make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of the board of directors, particularly to serve on the audit committee and compensation committee, and qualified executive officers.

Some provisions of our charter documents and North Carolina law may have anti-takeover effects that could discourage an acquisition of us by others, even if an acquisition would be beneficial to our shareholders and may prevent attempts by our shareholders to replace or remove our current management.

Provisions in our articles of incorporation and bylaws, as well as provisions of North Carolina law, could make it more difficult for a third party to acquire us or increase the cost of acquiring us, even if doing so would benefit our shareholders, or remove our current management. These include provisions that:

●	permit our board of directors to issue up to 50,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

●
provide that all vacancies on our board of directors, including as a result of newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum; and

●
do not provide for cumulative voting rights, thereby allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election.

These provisions may frustrate or prevent any attempts by our shareholders to replace or remove our current management by making it more difficult for shareholders to replace members of our board of directors, who are responsible for appointing the members of our management. In addition, North Carolina has two primary anti-takeover statutes, the Shareholder Protection Act and the Control Share Acquisition Act, which govern the shareholder approval required for certain business combinations. As permitted by North Carolina law, we have opted out of both these provisions. Accordingly, we are not subject to any anti-takeover effects of the North Carolina Shareholder Protection Act or Control Share Acquisition Act. Any provision of our articles of incorporation, bylaws or North Carolina law that has the effect of delaying or deterring a change in control could limit the opportunity for our shareholders to receive a premium for their shares of common stock, and could also affect the price that some investors are willing to pay for our shares of common stock.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our common stock.

Our articles of incorporation, as amended, authorizes the issuance of 150,000,000 shares of our common stock and 50,000,000 shares of preferred stock. In certain circumstances, the common stock, as well as the awards available for issuance under our equity incentive plans, can be issued by our board of directors, without stockholder approval. Any future issuances of such stock would further dilute the percentage ownership of us held by holders of common stock. In addition, the issuance of certain securities, including pursuant to the terms of our stockholder rights plan, may be used as an “anti-takeover” device without further action on the part of our stockholders, and may adversely affect the holders of the common stock.

In addition, the issuance of preferred stock may be used as an “anti-takeover” device and may adversely affect the holders of the common stock. If our board of directors and stockholders approved the use of “blank check” preferred stock, our board of directors would be authorized to create and issue from time to time, without further stockholder approval, a certain number of shares of preferred stock, in one or more series and to establish the number of shares of any series of preferred stock and to fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions of the shares of each series. The authority to designate preferred stock may be used to issue series of preferred stock, or rights to acquire preferred stock, that could dilute the interest of, or impair the voting power of, holders of the common stock or could also be used as a method of determining, delaying or preventing a change of control.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include working capital, capital expenditures, and development costs. We have not allocated any portion of the net proceeds for any particular use at this time. The net proceeds may be invested temporarily until they are used for their stated purpose. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital is 150,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of blank check preferred stock, par value $0.001 per share. At March 26, 2019, there were 10,170,356 shares of common stock and no shares of preferred stock issued and outstanding.

Common stock

Holders of common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of our preferred stock which may then be outstanding, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred stock

Our board of directors, without further shareholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our board of directors may authorize the issuance of preferred stock, which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our board of directors can fix limitations and restrictions, if any, upon the payment of dividends on both classes of our common stock to be effective while any shares of preferred stock are outstanding.

Limitations on liabilities for our officers and directors

Sections 55-8-50 through 55-8-58 of the North Carolina General Statutes permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or non-statutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative, because of the fact that such person was a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, agent or employee (i) conducted himself in good faith, (ii) reasonably believed (a) that any action taken in his official capacity with the corporation was in the best interest of the corporation or (b) that in all other cases his conduct at least was not opposed to the corporation’s best interest, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding in which a director was adjudged liable on the basis of having received an improper personal benefit.

In addition to, and separate and apart from the indemnification described above under the statutory scheme, Section 55-8-57 of the North Carolina General Statutes permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including attorney’s fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. Our bylaws provide for indemnification to the fullest extent permitted by law for persons who serve as a director, officer, agent or employee of Level Brands or at the request of Level Brands serve as a director, officer, agent or employee for any other corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan. Accordingly, we may indemnify our directors, officers, agents or employees in accordance with either the statutory or non-statutory standards.

Sections 55-8-52 and 55-8-56 of the North Carolina General Statutes require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Sections 55-8-54 and 55-8-56.

Finally, Section 55-8-57 of the North Carolina General Statutes provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized by the North Carolina Business Corporation Act to indemnify such party. We have purchased a standard directors’ and officers’ liability policy which will, subject to certain limitations, indemnify us and our officers and directors for damages they become legally obligated to pay as a result of any negligent act, error, or omission committed by directors or officers while acting in their capacity as such.

As permitted by North Carolina law, Article 6 of our Articles of Incorporation limits the personal liability of directors for monetary damages for breaches of duty as a director arising out of any legal action for breach of duty as a director.

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598.

Listing

Our common stock is listed on the NYSE American under the symbol “LEVB.”

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock, or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The following descriptions, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the Securities and Exchange Commission in connection with any offering of warrants.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the terms of the security that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, a discussion of material United States federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of warrants

Each warrant will entitle the holder of the warrant to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

A summary of any material United States federal income tax consequences to persons investing in the securities offered by this prospectus will be set forth in any applicable prospectus supplement. The summary will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of securities are urged to consult their own tax advisors prior to any purchase of securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, "at-the-market" offerings, negotiated transactions, block trades, or a combination of these methods. We may sell the securities in one or more of the following ways from time to time:

●	to or through underwriters or dealers;

●	directly to one or more purchasers; or

●	through agents.

The prospectus supplement (and any related free writing prospectuses that we may authorize) will describe the terms of such offering, including:

●	the name or names of any underwriters, dealers or agents;

●	the purchase price of the offered securities and the proceeds to Level Brands from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; and

●	any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities, if any are purchased (other than securities subject to any over-allotment option).

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the NYSE American, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, Level Brands will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by Level Brands to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Level Brands to that agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Other than our common stock, which is listed on the NYSE American, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE American, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Pearlman Law Group LLP, 200 S. Andrews Avenue, Suite 901, Fort Lauderdale, Florida 33301. Certain matters under North Carolina law have been passed upon for us by the Law Offices of Jason H. Scott.

EXPERTS

Our consolidated balance sheets as of September 30, 2018 and 2017 and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity and cash flows for the fiscal years ended September 30, 2018 and 2017 incorporated by reference in the registration statement of which this prospectus is a part have been audited by Cherry Bekaert LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the Securities and Exchange Commission will update and supersede this information. We incorporate by reference the documents listed below that we have previously filed with the SEC, except that information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or any other filing where we indicate that such information is being furnished and not “filed” under the Securities Exchange Act of 1934, is not deemed to be filed and not incorporated by reference herein:

●	our Annual Report on Form 10-K for the fiscal year ended September 30, 2018;

●	our Quarterly Report on Form 10-Q for the period ended December 31, 2018;

●	our Current Reports on Form 8-K/A as filed on February 22, 2019 and March 21, 2019; and

●
the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on November 15, 2017 and any further amendment or report filed hereafter for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

You may request a copy of these filings, at no cost to you, by telephoning us at (704) 445-5800 or by writing us at the following address:

Level Brands, Inc.
4521 Sharon Road
Suite 450
Charlotte, NC 28211
Attention: Investor Relations

You may also access the documents incorporated by reference in this prospectus through our website at www.levelbrands.com. The reference to our website is an inactive textual reference only and, except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

                        Shares

8% Series A Cumulative Convertible Preferred Stock

  Liquidation Preference $10.00 Per Share

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PROSPECTUS SUPPLEMENT

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ThinkEquity
a division of Fordham Financial Management, Inc.

                      , 2021